Exhibit 99.2

                       SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 12, 1997, by and among FW Integrated Orthopaedics Investors, L.P., a Texas limited partnership, FW Integrated Orthopaedics Investors II, L.P., a Texas limited partnership (each a "Purchaser" and collectively, the "Purchasers"), Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), for purposes of Sections 6.6 and
9.11 only, Chartwell Capital Investors, L.P., and for purposes of Section
9.11 only, Jose E. Kauachi, Ronald E. Pierce, Jefferson R. Casey, Clifford Hinkle, William F. Donovan, M.D. and Sharon Ann Donovan.

                                 RECITALS:

     a. The Company presently conducts the business of managing and administering physician practice groups specializing in orthopaedics (the "Business");


     b. The Company requires additional capital in order to expand the Business; and


     C. The Purchasers desire to provide additional capital to the Company for such purpose in accordance with the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                    ARTICLE I.  ISSUANCE OF SECURITIES

     1.1. Authorization. The Company has duly authorized the issuance and sale of (a) 250,000 shares of its Series B Convertible, Non-Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), having an aggregate initial liquidation preference of $25,000,000 plus accrued and unpaid dividends thereon, and other rights as specified in the Certificate of Designation of Rights and Preferences in the form of Exhibit A attached hereto (the "Certificate of Designation") and (b) Contingent Warrants (the "Warrants" and, together with the Series B Preferred Stock, the "Securities") to purchase 5,000,000 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"). The form of Warrant Agreement ("Warrant Agreement") and form of related Warrant are attached hereto as Exhibit B.

     1.2.  Purchase and Sale of the Securities; the Closing.   Subject
to the terms and conditions hereof, the Company hereby agrees to sell to the Purchasers, and the Purchasers hereby agree to purchase from the Company, the Securities in the amounts set forth on Schedule I hereto, for an aggregate purchase price of $25,000,000. The closing of such sale and purchase shall be held at 10:00 A.M., Houston time, on December 12, 1997, or on such other day as may be agreed by the Company and the Purchasers (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002.

          On the Closing Date, the Company will deliver to the Purchasers (a) one or more certificates representing the shares of Series B Preferred Stock, registered in the names of the Purchasers or in the names of one or more nominees of the Purchasers and in any denomination as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one certificate registered in the name of each Purchaser in the amounts designated on Schedule I attached hereto) and (b) one or more executed Warrant Agreements for each of the Purchasers or one or more of their nominees, and one or more Warrants registered in the names of the Purchasers or in the names of one or more such nominees of the Purchasers and in any denomination as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Warrant registered in the name of each Purchaser in the amounts designated on Schedule I attached hereto), in each case against delivery to the Company of immediately available funds in the amount of the purchase price of such Securities, such delivery to be made by wire transfer to the Company's Account No. 4159-718-626 at Wells Fargo Bank, N.A., 1000 Louisiana, Houston, Texas 77002 (ABA No. 121000248).


                ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of the Company. The Company makes the following representations and warranties to the Purchasers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Purchasers.

          2.1.1. Organization and Good Standing. The Company and each of the Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of the Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on the Business as presently conducted by it. The Company and each of the Subsidiaries is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of business makes such qualification necessary. Such of the foregoing states are listed on
Schedule 2.1.1.

          2.1.2. Authorization of Agreement; Binding Obligation. The Company has the requisite corporate power to execute and to deliver this Agreement and the other Transaction Documents (as hereinafter defined) and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents have been duly executed and delivered by duly authorized officers of the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with terms hereof or thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.1.3.  Subsidiaries and Equity Investments.  (a)  Schedule
2.1.3 sets forth (i) the name of each corporation of which the Company directly or indirectly owns shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries"); (ii) the name of each corporation, partnership, limited liability company, joint venture or other entity (other than the Subsidiaries) in which the Company or any Subsidiary has, or pursuant to any agreement has the right to acquire at any time by any means, an equity interest or investment; (iii) in the case of each of the Subsidiaries and such other corporations described in the foregoing clause
(ii), (A) the jurisdiction of incorporation and (B) the capitalization thereof and the percentage of each class of voting stock owned by the Company or by any of the Subsidiaries; and (iv) in the case of each of such unincorporated entities, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to corporate entities.

          (b) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially by the Company, free and clear of any Liens (as hereinafter defined).

          (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any Subsidiary to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.

          2.1.4.  No Restrictions Against Issuance of Securities;
Required Consents. Except as disclosed on Schedule 2.1.4, the execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of the transactions contemplated hereby or thereby to be performed by it will not, (a) conflict with the articles of incorporation or by-laws of the Company or any Subsidiary, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which the Company or any Subsidiary is a party or by which any of their properties are bound, (c) constitute a violation of any law or regulation applicable to the Company or any Subsidiary, or
(d) result in the creation of any Lien upon any of the Company's or the Subsidiaries' assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any nation or government, any state or other political subdivision thereof or an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government (each a "Governmental Entity") is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by the Company or the performance by the Company of the transactions contemplated hereby or thereby to be performed by it. Assuming the accuracy of the Purchasers' representations and warranties contained in Section 2.2.3 hereof, the issuance and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

          2.1.5. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, the Company has, in the aggregate, 5,510,374 shares of Common Stock (including 13,833 shares held in treasury) and 25,226 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. At the Closing, the Series B Preferred Stock shall be validly issued, fully paid and non-assessable and shall have not been issued in violation of any preemptive rights. As of the Closing Date, 6,550,000 shares of Common Stock will have been reserved for issuance upon conversion of the Series B Preferred Stock and 5,000,000 shares of Common Stock will have been reserved for issuance upon exercise of the Warrants, and when so issued, all such shares of Common Stock will be validly issued, fully paid and non-assessable and none of such shares of Common Stock will be issued in violation of any preemptive rights. Except as disclosed on Schedule 2.1.5, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any capital stock of the Company or any other securities convertible into, or exchangeable, exercisable or evidencing the right to subscribe for, capital stock of the Company.

          2.1.6. Financial Statements. The Company has delivered to the Purchasers true and complete copies of (a) the audited consolidated balance sheets of the Company at December 31, 1996 and 1995 and the related statements of income, cash flow and changes in shareholders' equity for the fiscal years then ended, accompanied by certified opinions of the Company's auditing firm; and (b) unaudited consolidated balance sheets of the Company at September 30, 1997 and 1996 and related statements of income, cash flow and changes in shareholders' equity for the periods then ended, all of which have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") throughout the periods involved, all of which is subject to the disclosure set forth in Section 2.1.6. Such consolidated balance sheets, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and the Subsidiaries at the dates indicated and such statements of income, cash flow and changes in shareholders' equity fairly present the results of operations, cash flow and changes in shareholders' equity of the Company and the Subsidiaries for the periods indicated. The unaudited consolidated financial statements as at and for the periods ending September 30, 1997 and 1996 contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position and results of operations of the Company and the Subsidiaries for the periods then ended. References in this Agreement to the "Interim Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1997 referred to above; and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to September 30, 1997.

          2.1.7. Accounts Receivable. The accounts receivable of the Company and the Subsidiaries as set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except as described on Schedule 2.1.7, are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

          2.1.8.  Business, Properties and Other Information.  The
Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has delivered to the Purchasers true and complete copies of the following reports and proxy statements filed with the Securities and Exchange Commission (the
"Commission"):

          A. its Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Exchange Act;

          B. its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, June 30, and September 30, 1997, each filed pursuant to Section 13(a) of the Exchange Act;

          C. its Current Reports on Form 8-K dated November 26, 1997, October 15, 1997 and January 14, 1997 (as amended by its Current Report on Form 8-K/A dated April 3, 1997);

          D.   the Proxy Statement for a Special Meeting of
     Stockholders, dated February 18, 1997, filed pursuant to Section 14 of the Exchange Act; and

          E.   the Proxy Statement for its 1997 Annual Meeting of
     Stockholders, dated April 11, 1997, filed pursuant to Section 14 of the Exchange Act.

Said reports and proxy statements comprise all materials required to be filed by the Company with the Commission since December 31, 1996 and are collectively called the "SEC Reports", which term shall also include on the Closing Date all further filings which the Company may heretofore have furnished to the Purchasers pursuant to Section 3.1.

          Neither the SEC Reports listed above, this Agreement, nor any other document, slide presentation, certificate, written statement or projection of future economic performance furnished to the Purchasers or their representatives by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided that to the extent any such information therein was based upon or constitutes an estimate or projection, the Company represents only that in preparing such estimate or projection it acted in good faith and on a basis which the Company reasonably believed to be reasonable based on the assumptions set forth in the presentation materials and on a basis consistent with the financial statements delivered pursuant to Section 2.1.6 hereof. The Company knows of no facts not disclosed in the SEC Reports listed above or such other documents referred to above as having been delivered to the Purchasers which facts individually or in the aggregate have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or, so far as the Company can now foresee, could have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

          2.1.9.  Absence of Undisclosed Liabilities.  Neither the
Company nor any of the Subsidiaries has liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

          (a) those liabilities or obligations set forth on the Interim Balance Sheet and not heretofore paid or discharged;

          (b) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules hereto or not required to be disclosed because of the term or amount involved;

          (c)  those liabilities and obligations described on Schedule
2.1.9; and

          (d) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date.

          For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          2.1.10. Books of Account. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and the Subsidiaries and do not contain any material inaccurate information or omit any material information necessary in order to make such books, records and accounts, in light of the circumstances under which they were prepared, not misleading. Neither the Company nor any of the Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or the Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          2.1.11. Contracts and Commitments. (a) Except as described on Schedule 2.1.11(a), neither the Company nor any Subsidiary is a party to any written or oral:

               (i) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $50,000 or more;

                   (ii) agreement, contract or commitment to sell or supply products or to perform services involving in any one case $50,000 or more;

                  (iii) agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $50,000 in value;

                   (iv) employment, consulting, representative or sales agency agreement, contract or commitment;

               (v) lease under which the Company or any Subsidiary is either lessor or lessee;

                   (vi) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (vii) agreement, contract or commitment for any charitable or political contribution;

                 (viii) commitment or agreement for any capital expenditure or leasehold improvement in excess of $50,000;

                   (ix) agreement, contract or commitment limiting or restraining the Company or any Subsidiary from engaging or competing in any manner or in any business;

               (x) agreement or arrangement with respect to the registration of shares of Common Stock or any other securities of the Company or any Subsidiary;

                   (xi) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

                  (xii) material agreement, contract or commitment not made in the ordinary course of business.

          (b) Except as described on Schedule 2.1.11(b), each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed or required to be listed on
Schedule 2.1.11(a), or not required to be listed therein because of the amount or term thereof, is valid and enforceable in accordance with its terms; the Company and the Subsidiaries are (to the extent they are a party thereto), and to the Company's knowledge all other parties thereto are, in compliance with the provisions thereof; the Company and the Subsidiaries are not, and to the Company's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of the Company, contains any contractual requirement with which there is a reasonable likelihood the Company, any Subsidiary or any other party thereto will be unable to comply.

          2.1.12.  Liens and Encumbrances; Condition of Assets.  (a)
Except as listed or described on Schedule 2.1.12(a), the Company and each of the Subsidiaries has good, valid and marketable title to its assets free and clear of all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens"), other than (i) those reflected or reserved against in the Interim Balance Sheet and (ii) Liens for Taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty. (The items referred to in the exception to the immediately preceding sentence are hereinafter referred to as "Permitted Liens".)

          (b) All of the assets of the Company and the Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Permits relating to their construction, use and operation.

          2.1.13. Regulatory Compliance. The Company, each of the Subsidiaries and each physician practice group that is managed or was previously managed by the Company or a Subsidiary (the "Physician Practice Groups") (but only with respect to such periods in which a management relationship existed between the Company or a Subsidiary and such Physician Practice Group) has timely filed all reports required to be filed in connection with federal Medicare and applicable state Medicaid programs, and all such required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and the Company, the Subsidiaries and the Physician Practice Groups have not filed any document, report or other instrument that would result in any claims, actions or appeals) before any commission, board or agency with respect to any state or federal Medicare or Medicaid cost reports or claims filed by the Company, the Subsidiaries or the Physician Practice Groups, or with respect to any disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any audit of any cost reports that, if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole; no validation review or program integrity review related to the Company, any Subsidiary or any Physician Practice Group has been conducted by any commission, board or agency in connection with federal Medicare or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting the Company, the Subsidiaries or the Physician Practice Groups; the Company, each of the Subsidiaries and each of the Physician Practice Groups has timely filed all material reports, data and other information required by any other regulatory agency with authority to regulate the Company, any of the Subsidiaries, any of the Physician Practice Groups or the Business in any manner; the Company, each of the Subsidiaries and each of the Physician Practice Groups is in compliance in all material respects with all rules, regulations and requirements of all regulatory agencies; and the conduct of the Business by the Company, the Subsidiaries and the Physician Management Groups does not violate 42 U.S.C. 1320a-7b (commonly known as the "Anti-Kickback Statute") or 42 U.S.C. 1395nn (commonly known as the "Stark Amendments"), including all amendments thereto.

          2.1.14. Insurance. The Company and each of the Subsidiaries has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound. Except as set forth in Schedule 2.1.14, no event relating to the Company or the Subsidiaries has occurred that can reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or that is likely to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to the Company's knowledge, no threat has been made to cancel any insurance policy of the Company or any Subsidiary during such period. No event has occurred, including, without limitation, the failure by the Company or any Subsidiary to give any notice or information or the Company or any Subsidiary giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any Subsidiary under any such insurance policies. The Company has provided the Purchasers with true and complete copies of all regularly prepared loss run reports as of the date hereof.

          2.1.15. Conduct of the Business Since the Interim Balance Sheet Date. Except as described on Schedule 2.1.15, since the Interim Balance Sheet Date, neither the Company nor any of the Subsidiaries has:

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

          (b) sold, encumbered, assigned or transferred any material assets or properties;

          (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens;

          (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

          (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

          (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $50,000;

          (g) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $100,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

          (h) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (i) changed any of the accounting principles followed by it or the methods of applying such principles;

          (j) entered into any transaction other than in the ordinary course of business consistent with past practice; or

          (k) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise).

          2.1.16. Employee Benefit Plans. (a) All "employee benefit plans," as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, and change in control agreements, programs, policies or arrangements maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or contributed on behalf of its respective employees or has any liability, contingent or otherwise (the "Employee Plans"), are listed on Schedule 2.1.16(a). Any Employee Plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA (the "Pension Plans") are so designated on
Schedule 2.1.16(a).  No Pension Plan is subject to Title IV of ERISA or
Section 412 of the Code.

          (b) Except as set forth on Schedule 2.1.16(b), (i) each Pension Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code; and
(ii) the Company and each of the Subsidiaries has complied with respect to each Employee Plan in all material respects with the reporting and disclosure requirements of ERISA and no "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

          (c) The Employee Plans have been established, maintained and operated in all material respects in accordance with their terms and with all provisions of ERISA, the Code and other applicable federal and state laws and regulations.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or consultant (current, former or retired) of the Company or any of the Subsidiaries, (ii) increase any benefits otherwise payable under any Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.1.17. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement. Except as listed or described on Schedule 2.1.17, there are no (i) lawsuits, claims, administrative or other proceedings or investigations relating to the conduct of the Business pending or, to the Company's knowledge, threatened by, against or affecting the Company or any affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on the Company or any Subsidiary.

          2.1.18. Compliance With Law; Permits. The Company and each of the Subsidiaries has complied with each law, judgment, order and decree of any Governmental Entity to which the Company or the Subsidiaries or their business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. The Company and each of the Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all licenses, permits, authorizations and approvals (collectively, "Permits") which are in any manner necessary to conduct the Business as now or previously conducted or for the ownership and use of its assets, free and clear of all Liens and in compliance with all laws. All such Permits are listed and described on Schedule 2.1.18. Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which the Company or any Subsidiary owns, possesses or uses in the operation of the Business as now or previously conducted.

          2.1.19.  Taxes.  (a) All Tax Returns (as defined in paragraph
(e) below) that are required to be filed on or before the Closing Date by the Company or any of the Subsidiaries have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by the Company or the Subsidiaries have been paid, whether or not such Taxes are disputed. Neither the Company nor any of the Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to any pending action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does the Company have knowledge of any such threatened action, proceeding or investigation.

          (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by the Company or any of the Subsidiaries nor has the Company or any Subsidiary agreed to any extension of time with respect to a Tax assessment or deficiency. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is the Company aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of the assets of the Company or any of the Subsidiaries as a result of or in connection with any failure, or alleged failure, to pay any Tax.

          (d) The Company and each of the Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, consultant, independent contractor or other third party.

          (e) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

          2.1.20. Real Property. Neither the Company nor any of the Subsidiaries owns any real property. Except as set forth in Schedule 2.1.20, the Company and each of the Subsidiaries has good and valid leaseholds in all real estate leased by it, in each case, under enforceable leases. Except as disclosed in Schedule 2.1.20, none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely affect the value thereof or which interfere with or impair the present and continued use in the usual and normal conduct of the business of the Company and the Subsidiaries.

          2.1.21. Commissions or Finders Fees. Neither the Company nor any person or entity acting on the behalf of the Company has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any other person or entity.

          2.1.22. Certain Business Practices and Regulations; Affiliate Transactions. (a) None of the Company, the Subsidiaries or any directors, officers, agents or employees of the Company or the Subsidiaries has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          (b) Except as described on Schedule 2.1.22(b), none of the stockholders holding 5% or more of the Common Stock or any officers or directors of the Company or any of the Subsidiaries or any entity controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Business, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property the use of which is necessary for the Business, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company or any of the Subsidiaries other than claims in the ordinary course of business, (iv) has sold to, or purchased from, the Company or any of the Subsidiaries any assets or property for aggregate consideration in excess of $25,000 since January 1, 1997, or (v) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Business provides services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Company or any of the Subsidiaries.

          2.1.23.  Compliance with American Stock Exchange Rules and
Regulations.   The Company has complied in all material respects with all rules and regulations of the American Stock Exchange since the date the Common Stock was originally approved for trading thereon. The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of the transactions contemplated hereby or thereby to be performed by it will not, conflict with, result in any violation of, or constitute a default under any such rules and regulations. No event has occurred or, to the knowledge of the Company, is reasonably likely to occur which could result in the Common Stock being delisted from such exchange or the Company being subject to any material fine or sanction imposed by such exchange.

          2.1.24. Shareholder Proposals. (a) The record date to vote on the Shareholder Proposals (as hereinafter defined) has been duly fixed to be December 17, 1997 (the "Record Date") by all necessary action of the Board of Directors. As of the date hereof, the shareholders of the Company listed on Schedule 2.1.24 are the record holders of the number of shares of Common Stock or Series A Preferred Stock, as the case may be, set forth opposite their names on such schedule. Such shareholders are entitled to vote all such shares in connection with the Shareholder Proposals. Such shares represent more than 50% of the issued and outstanding Common Stock and other securities of the Company having voting rights as of the date hereof (and will represent more than 50% of the issued and outstanding Common Stock and other securities of the Company having voting rights as of the Record Date) and are sufficient in number to approve the Shareholder Proposals even if all other shares of Common Stock and other securities having voting rights issued and outstanding as of the date hereof vote against the Shareholder Proposals.

          (b) The Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (who constituted 100% of the directors then in office) (i) determined that the Shareholder Proposals are fair to and in the best interests of the shareholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Common Stock and Series A Preferred Stock approve the Shareholder Proposals.

          2.1.25. Disclosure. No representation or warranty by the Company contained in this Agreement or any of the other Transaction Documents, and no statement contained in any document, list, schedule, certificate or other instrument furnished or to be furnished by or on behalf of the Company or any affiliate thereof to the Purchasers or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, schedule, certificate or other instrument. The Company has not failed to disclose to the Purchasers in any of the schedules required to be furnished hereunder or otherwise any fact which could reasonably be determined to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which is otherwise material to the Company and the Subsidiaries taken as a whole.

     2.2. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, as to itself, makes the following representations and warranties to the Company, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Company.

          2.2.1. Corporate Organization. Such Purchaser is a limited partnership duly formed and validly existing under the laws of the State of Texas and has the requisite partnership power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          2.2.2. Authorization and Effect of Agreement. Such Purchaser has the requisite partnership power to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by such Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary partnership action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.2.3. Purchase of Securities. Such Purchaser is acquiring the Securities set forth opposite its name on Schedule I attached hereto on the Closing Date without a present view to the distribution thereof. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act.


                    ARTICLE III.  PRE-CLOSING COVENANTS

     3.1. Access to Information; Communications. (a) Prior to the Closing, upon reasonable notice from the Purchasers to the Company, the Company will afford to the officers, attorneys, accountants or other authorized representatives of the Purchasers reasonable access during normal business hours to the employees, assets, facilities and books and records of the Company and the Subsidiaries so as to afford the Purchasers full opportunity to make such review, examination and investigation of the Company and the Subsidiaries as the Purchasers may desire to make. The Purchasers will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Company will promptly furnish or cause to be furnished to the Purchasers such financial and operating data and other information as the Purchasers may reasonably request.

          (b) Prior to the Closing, the Company shall promptly provide the Purchasers with copies of all financial statements sent or made available by the Company or the Subsidiaries to their equity or other security holders, all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or the Subsidiaries with any securities exchange or with the Commission.

          (c) Prior to the Closing, the Company shall promptly provide the Purchasers with copies of all press releases and other statements made available generally by the Company or any of the Subsidiaries to the public relating to financial matters or to other material developments in the business of the Company and the Subsidiaries.

          (d) Prior to the Closing, promptly after receipt thereof, the Company shall provide the Purchasers with copies of each management letter submitted to the Company or the Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company or the Subsidiaries.

     3.2. Conduct of Business. Except as set forth on Schedule 3.2, as contemplated herein or as otherwise consented to by the Purchasers in writing, during the period from the date of this Agreement and continuing until the Closing Date, the Company will, and will cause its affiliates to:

          (a) use their respective best efforts to (i) carry on the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep the Business intact, (iii) keep available the services of the present employees of the Business, and (iv) use best efforts to maintain the goodwill associated with the Business, including but not limited to preserving the relationships of customers, suppliers and others having business dealings with the Business;

          (b) not sell, lease or dispose of, or make any contract for the sale, lease or disposition of, or subject to Lien, any material assets of the Company or the Subsidiaries;

          (c) not intentionally incur any liability or obligation (absolute, accrued, contingent or otherwise) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business;

          (d) not split, combine or reclassify any shares of capital stock of the Company or any Subsidiary, declare, pay or set aside for payment any dividend or other distribution in respect of capital stock of the Company or any Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or other securities of the Company or any Subsidiary;

          (e) not issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for shares of stock of any class of the Company or any Subsidiary (other than issuance of Certificates in replacement of lost Certificates);

          (f) not amend or modify the Certificate or Articles of Incorporation or By-laws of the Company or the Subsidiaries;

          (g) not amend or terminate any contract or other agreement, other than in the ordinary course of business consistent with past practices;

          (h) not make any change in financial or tax accounting methods, principles or practices unless required by GAAP or applicable law;

          (i) not extend credit in the sale of services, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices;

          (j) not fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

          (k) not grant to any employee any increase in compensation or in severance or termination pay, grant any severance or termination pay, or enter into any employment agreement with any employee, except as may be required under employment or termination agreements in effect on the date of this Agreement;

          (l) not enter into any agreement which includes an aggregate payment or commitment on the part of either party of more than $50,000;

          (m) not adopt or amend any Employee Plan or collective bargaining agreements, except as required by law;

          (n) maintain in full force and effect all insurance described in Schedule 2.1.14; and

          (o) not take or omit to take any action as a result of which any representation or warranty of the Company in Article II would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action.

     3.3. Supplemental Financial Statements. Within thirty (30) days of the end of each month, the Company shall deliver to the Purchasers unaudited consolidated statements of income and cash flow and a consolidated balance sheet of the Company for the month then ended (collectively, the "Supplemental Financial Statements"). The Supplemental Financial Statements shall be certified by the Chief Financial Officer of the Company. Such certification shall state that: (a) the Supplemental Financial Statements were prepared in accordance with GAAP and practices consistent with those followed in the preparation of the financial statements delivered pursuant to Section 2.1.6 hereof; and (b) no material adjustments of such Supplemental Financial Statements are required for a fair presentation of the financial condition and results of operations of the Company and its Subsidiaries for the period covered by such statements.

     3.4. Notification. (a) The Company shall notify the Purchasers, and the Purchasers shall notify the Company, of any litigation, arbitration or administrative proceeding pending or, to its or their knowledge, threatened against the Company or the Purchasers, as the case may be, which challenges the transactions contemplated hereby.

          (b) The Company will provide prompt written notice to the Purchasers of any change in any of the information contained in its representations and warranties made in Article II hereof or any Schedules referred to herein or attached hereto and shall promptly furnish any information which the Purchasers may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article II hereof or any Schedules referred to herein or attached hereto.

     3.5. Cooperation. The Purchasers and the Company shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Entity or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any affiliate.

     3.6. No Inconsistent Action. Neither the Purchasers nor the Company shall take any action which is materially inconsistent with its obligations under this Agreement.

     3.7. Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article IV, prior to the Closing, each of the parties will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     3.8. Confidentiality. The Purchasers and the Company shall each keep confidential all information obtained by it with respect to the others in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall return to the others, without retaining a copy thereof, any schedules, documents or other written information obtained from the others in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the transactions contemplated hereby are consummated, the Purchasers shall be entitled to use such information concerning the Company in any lawful manner. Notwithstanding the foregoing, neither the Purchasers nor the Company shall be required to keep confidential or return any information which (a) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice), (d) is developed by the receiving party independently of the disclosure by the disclosing party or (e) is required to be disclosed in connection with any dispute or legal proceeding arising under or in connection with this Agreement or any of the other Transaction Documents.

     3.9. Publicity. Prior to the Closing, none of the parties will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange applicable to it or its affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

     3.10. Acquisition Proposals. From and after the date of this Agreement until the Closing Date, the Company shall not, and shall not authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, the Company or any of the Subsidiaries to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing information) from any person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of the Subsidiaries.


                    ARTICLE IV.  CONDITIONS TO CLOSING

     4.1. Conditions Precedent to Obligations of the Purchasers. The obligations of the Purchasers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of the Purchasers:

          4.1.1.  Representations, Warranties and Covenants.

          (a) All representations and warranties of the Company made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto that are qualified with respect to materiality shall be true and complete in all respects as of the date hereof and on and as of the Closing Date and such representations and warranties that are not so qualified shall be true and complete on the date hereof and, in all material respects, on and as of the Closing Date, without regard to any schedule updates furnished by the Company after the date hereof.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Company on or prior to the Closing Date shall have been complied with or performed.

          (c) The Purchasers shall have received a certificate, dated as of the Closing Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying in such detail as the Purchasers may reasonably request that the conditions specified in Sections 4.1.1(a) and (b) hereof have been fulfilled.

          4.1.2.  Certificate of Controlling Stockholders.  The
Purchasers shall have received a certificate of William F. Donovan, M.D. and Jose E. Kauachi certifying that, to the best knowledge of such persons, none of the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          4.1.3. Closing Documents. The Company shall have delivered to the Purchasers the documents identified in Section 5.1.

          4.1.4. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed or required to be listed on Schedule 2.1.4 shall have been obtained.

          4.1.5. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          4.1.6. Opinions. The Purchasers shall have received a written opinion of Willkie Farr & Gallagher, special counsel to the Company in connection with the transactions contemplated hereby, and a written opinion of Hutcheson & Grundy, L.L.P., special Texas counsel to the Company, in substantially the forms attached hereto as Exhibits C and D, respectively.

          4.1.7. Registration Rights Agreements. A Registration Rights Agreement, substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement"), shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          4.1.8.  Warrant Agreements and Warrants.  The Warrant
Agreements and Warrants shall have been duly executed and delivered by the Company in accordance with Section 1.2.

          4.1.9. Stock Certificates. Stock certificates representing the shares of Series B Preferred Stock shall have been duly executed and delivered in accordance with Section 1.2.

          4.1.10. Certificate of Designation. The Certificate of Designation shall have been duly filed with, and accepted by, the Secretary of State of the State of Texas.

          4.1.11. Acquisition Committee Designees. Two designees of the Purchasers shall have been appointed to the Acquisition Committee of the Board of Directors of the Company (the "Acquisition Committee"), effective as of the Closing Date.

          4.1.12.  Chartwell Matters.   The First Amendment to
Investment Agreement and the Termination Agreement, substantially in the forms attached hereto as Exhibit F and G, respectively, shall have been duly executed and delivered, shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived; and the Amendment and Restatement of Certificate of Designation and Determination of Rights and Preferences of Cumulative Convertible Preferred Stock, Series A, of the Company in the form attached hereto as Exhibit H shall have been duly filed with, and accepted by, the Secretary of State of the State of Texas.

          4.1.13. Private Placement Numbers. The Series B Preferred Stock and the Warrants shall have been assigned private placement numbers by Standard & Poor's Corporation.

          4.1.14. Reserved Shares. The Company shall have reserved an adequate number of shares of Common Stock for issuance upon conversion of the Series B Preferred Stock and the exercise of the Warrants.

          4.1.15. Payment of Fees. The Company shall have paid the fees and disbursements of special counsel to the Purchasers as contemplated in Section 9.3.

          4.1.16. Amendment to By-laws. The By-laws of the Company shall have been amended and restated in the form attached hereto as Exhibit I.

          4.1.17. Additional Listing Application. The Company shall have filed an Additional Listing Application, including all applicable fees, with the American Stock Exchange with respect to all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

          4.1.18. Termination of Agreements. The Company shall have terminated each of the agreements set forth on Schedule 4.1.18 on terms reasonably acceptable to the Purchasers.

          4.1.19. Directors. The number of directors constituting the Board of Directors of the Company shall have been increased to eight and the director listed on Schedule 4.1.19 shall have resigned from the Board of Directors of the Company effective as of the Closing Date.

     4.2. Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Company:

          4.2.1.  No Material Misrepresentation or Breach.

          (a) All representations and warranties of the Purchasers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date.

          (b) All of the terms, covenants and conditions to be complied with and performed by the Purchasers on or prior to the Closing Date shall have been complied with or performed.

          4.2.2. Closing Documents. The Purchasers shall have delivered to the Company the documents identified in Section 5.2.

          4.2.3. Governmental Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed on Schedule
2.1.4 shall have been obtained.

          4.2.4. No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.


           ARTICLE V.  DOCUMENTS TO BE DELIVERED AT THE CLOSING

     5.1. Documents to be Delivered by the Company. At the Closing, the Company will deliver to the Purchasers the following:

          5.1.1. Certified Resolutions. Certified resolutions of the Board of Directors of the Company (a) approving the execution and delivery of this Agreement and each of the other documents delivered by the Company pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby and (b) authorizing the establishment of the Acquisition Committee.

          5.1.2. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Company in the form described in
Section 4.1.1.

          5.1.3. Good Standing Certificates. Governmental certificates showing that the Company and the Subsidiaries are duly incorporated and in good standing in the state of its incorporation and in good standing in each state listed on Schedule 2.1.1 certified as of a date not more than five (5) days before the Closing Date.

          5.1.4. Other Documents. Such additional information and materials as the Purchasers shall reasonably request.

     5.2. Documents to be Delivered by the Purchasers. At the Closing, the Purchasers will deliver to the Company:

          5.2.1. Purchase Price. Evidence of wire transfers in the aggregate amount of $25,000,000.

          5.2.2. Other Documents. Such additional information and materials as the Company shall reasonably request.


                    ARTICLE VI.  POST-CLOSING COVENANTS

     6.1. Acquisition Committee Designees. At all times in which shares of Series B Preferred Stock shall be issued and outstanding, the holders of a majority of such issued and outstanding shares shall be entitled to designate two members to the Acquisition Committee and the total number of persons constituting such Committee shall be three (including the two designees of the holders of the Series B Preferred Stock). Such rights to designate Acquisition Committee members shall survive the conversion of the Series B Preferred Stock and shall inure to the benefit of the Purchasers until such time that the Purchasers and their affiliates own less than 50% of the Common Stock initially issuable upon conversion of the Series B Preferred Stock. For so long as shares of Series B Preferred Stock are issued and outstanding or the Purchasers or their affiliates own more than 50% of the shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock, the Company shall not dissolve the Acquisition Committee or increase the size of the Acquisition Committee to more than three.

     6.2. Board Designees. In accordance with the Certificate of Designation, the holders of the Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holders on a record date set to hold a meeting at which the holders of Series B Preferred Stock shall be entitled to elect, as a class, three directors to the Board of Directors of the Company (or a majority of the directors in the event of a breach by the Company of any of the financial covenants set forth in the Certificate of Designation). Such rights to designate board members shall survive the conversion of the Series B Preferred Stock and shall inure to the benefit of the Purchasers until such time that the Purchasers and their affiliates own less than 50% of the Common Stock initially issuable upon conversion of the Series B Preferred Stock. For so long as shares of Series B Preferred Stock are issued and outstanding or the Purchasers or their affiliates own more than 50% of the shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock, the Company shall not increase the size of the Board of Directors to more than eight.

     6.3. Post-Closing Notifications. The Purchasers and the Company will, and each will cause their respective affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any Governmental Entity having jurisdiction over the Purchasers or the Company.

     6.4. Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the issuance of the Securities or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by the Company. The Company will indemnify the Purchasers against any liability, direct or indirect, for any Taxes imposed on the Purchasers with respect to the issuance of the Securities.

     6.5. Financial Statements and Information. The Company will promptly furnish to the Purchasers and any other subsequent holders of the Securities, for so long as the Purchasers or such other subsequent holders shall hold any of the Securities, in duplicate:

          (a) copies of all financial statements sent or made available by the Company or its subsidiaries to its equity or other security holders, all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or its subsidiaries with any securities exchange or with the Commission;

          (b) copies of all press releases and other statements made available generally by the Company or its subsidiaries to the public relating to financial matters or to other material developments in the business of the Company and its subsidiaries; and

          (c) copies of each management letter submitted to the Company or its subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company or its subsidiaries.

     6.6. Right of First Refusal. (a) If, at any time after the date hereof until the fifth anniversary hereof, the Company proposes to issue (an "Offer") shares of Common Stock or other equity securities of the Company, other than (i) pursuant to a proposed underwritten public offering of Common Stock by the Company or (ii) on terms no less favorable to the Company than could be obtained from a non-affiliated third party, the Company shall, not less than 45 days prior to the anticipated closing of such sale or transfer, give written notice (the "Sale Notice") to the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock (together, the "Option Holders") of such proposed sale or transfer. The Sale Notice shall (i) specify the proposed purchaser thereof, the number of shares to be issued, the amount and type of consideration to be received therefor, and the other material terms on which the Company proposes to issue the Common Stock or other equity securities, (ii) contain an offer by the Company to sell to the Option Holders all of such shares of Common Stock or other equity securities on the same terms as the Offer (the "First Refusal Offer"), and (iii) indicate the appraised value of any non-cash consideration proposed to be paid in the Offer; provided, that, if any non-cash consideration is to be received by the Company pursuant to the Offer, the Option Holders shall have the right to pay in cash the appraised value of such non-cash consideration. Any appraisal or valuation required pursuant to this Section shall be prepared by a nationally-recognized independent appraiser mutually acceptable to the Company and the Option Holders and shall be submitted in writing and addressed to the Company and the Option Holders.

          (b) The Option Holders must notify the Company in writing within 15 days following receipt of the Sale Notice if they desire to accept the First Refusal Offer. The Option Holders who desire to accept the First Refusal Offer may purchase all or a portion of the shares of Common Stock or other equity securities of the Company in such proportions as they may mutually agree or, in the absence of such an agreement, in proportion to the number of shares of fully diluted Common Stock owned by each such Option Holder who wishes to participate in the purchase of such shares pursuant to the First Refusal Offer.

          (c) Unless all the shares of Common Stock or other equity securities of the Company proposed to be issued in the Sale Notice are to be acquired by the Option Holders, the Company may transfer all such shares covered by the Sale Notice or the portion not acquired by the Option Holders, as the case may be, to the proposed third party transferee in accordance with the terms of the Offer set forth in the Sale Notice; provided that such sale and issuance must occur no later than 120 days after the date of the Sale Notice. If the First Refusal Offers are accepted in a manner such that all or a portion of shares of Common Stock or other equity securities of the Company covered by the Sale Notice are to be purchased by the Option Holders, the Company shall issue all or such portion of such shares of Common Stock or other equity securities, as the case may be, free of all Liens, to the respective purchasers thereof against delivery by the accepting Option Holders of immediately available funds payable to the Company within 20 days after the date such offer is accepted; provided, that if the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the exercise of any First Refusal Offer, such date shall be extended to the date which is three days after the date the applicable waiting period expires or is terminated.

     6.7. Reservation of Shares of Common Stock. At all times in which shares of Series B Preferred Stock or Warrants remain outstanding, the Company shall cause an adequate number of shares of Common Stock to be reserved for issuance upon conversion of the outstanding shares of Series B Preferred Stock and exercise of the outstanding Warrants.

     6.8.  Preparation of Proxy Statement; Shareholders Meeting.

          (a) As soon as practicable following the Closing Date, but in no event more than 20 days after the Closing Date, the Company shall prepare and file with the Commission a proxy statement (or information statement if permitted by law and the rules and regulations of the American Stock Exchange) with respect to the solicitation of votes for the Shareholder Proposals (the "Proxy Statement"). The Company shall promptly respond to all Commission comments with respect to the Proxy Statement and cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date. The Proxy Statement shall contain, among other things, a recommendation by the Board of Directors of the Company in favor of the Shareholder Proposals.

          (b) The Company shall, as soon as practicable after the Closing Date, duly call, give notice of, convene and hold a special meeting of the shareholders of the Company for the purpose of approving the Shareholder Proposals. At such meeting of shareholders, the Company shall use its best efforts to obtain the favorable vote of its shareholders.

          (c) The Company shall not, and shall immediately instruct its Transfer Agent in writing not to, authorize any issuance of Common Stock or other securities of the Company having voting rights until the day immediately following the Record Date.

                ARTICLE VII.  SURVIVAL AND INDEMNIFICATION

     7.1.  Survival of Representations, Warranties and Covenants.  (a)
The representations and warranties of the Company and of the Purchasers contained in this Agreement shall survive the Closing for a period of three years thereafter, except for the representations and warranties contained in Sections 2.1.5, 2.1.13, 2.1.16, 2.1.19 and 2.1.24 (the "Excluded
Representations and Warranties"), which shall survive indefinitely, and shall in no way be affected (i) by any investigation of the subject matter thereof made by or on behalf of the Company or the Purchasers, as the case may be, or (ii) by any notice delivered pursuant to Section 3.4. Any claim for an Indemnifiable Loss (as hereafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

          (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement shall survive the Closing and remain in effect indefinitely.

     7.2.  Certain Definitions.  For purposes of this Agreement,
(i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement,
(iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

     7.3. Indemnification. (a) The Company agrees to indemnify, defend and hold harmless the Purchasers and their affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses, subject to the limitations and equitable adjustments set forth Section 7.5 hereof, to the extent relating to, resulting from or arising out of:

          (i) any breach of representation or warranty of the Company under the terms of this Agreement and any certificate or other document delivered pursuant hereto; and

              (ii) the Company's business relationship with Physicare, L.L.P., Northshore Orthopedics Assoc., Occupational Medicine
     Associates of Houston, P.A. and William F. Donovan, M.D. and the termination of such relationships; and

             (iii) any breach or nonfulfillment of any agreement or covenant of the Company under the terms of this Agreement.

          (b) The Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its affiliates and their respective directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses, subject to the limitations set forth Section 7.5 hereof, to the extent relating to, resulting from and arising out of:

          (i) any breach of representation or warranty by such Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto; and

              (ii) any breach or nonfulfillment of any agreement or covenant of such Purchaser under the terms of this Agreement.

     7.4. Defense of Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

          (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 7.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 7.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

          (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 7.4(a) or 7.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

          (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article VII.

     7.5. Limitation of Liability; Equitable Adjustment. (a) Notwithstanding any other provision hereof, no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Section 7.3(a)(i) or 7.3(b)(i) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under
Section 7.3(a)(i) or 7.3(b)(i), as applicable, exceeds $250,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party for only those Indemnifiable Losses in excess of $250,000; provided, however, that in the event a single breach or series of related breaches results in Indemnifiable Losses in excess of $250,000 then the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of the Indemnifiable Losses.

          (b) Notwithstanding any other provision hereof, the aggregate amount of any Indemnifiable Losses recoverable under this Agreement in respect of any breach of a representation or warranty under Section 7.3(a)(i) or 7.3(b)(i), excluding the Excluded Representations and Warranties, shall be limited to an amount equal to the sum of (i) $25,000,000, (ii) an amount equal to an internal rate of return of 20% on $25,000,000 for the period beginning on the date hereof and ending on the date of the payment of the Indemnifiable Losses triggering the provisions of this Section 7.5(b) and (iii) any reasonable legal fees and expenses incurred by such Indemnitee.

          (c) Notwithstanding any other provision hereof, any Indemnifiable Losses incurred by the Purchasers or their affiliates shall be equitably adjusted so that the payment of any damages or the taking of any other actions by the Company to satisfy such Indemnifiable Losses shall not adversely affect the Purchasers or their affiliates, through their ownership of the Securities or the Common Stock issuable upon conversion or exercise thereof or otherwise.


                        ARTICLE VIII.  TERMINATION

     8.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, (a) by the mutual written consent of the Purchasers and the Company, or (b) if the party seeking to terminate is not then in material default or breach of this Agreement:

          (i) by either the Purchasers or the Company if the Closing shall not have occurred on or before December 31, 1997;

          (ii) by either the Purchasers or the Company if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

          (iii) by either the Purchasers or the Company if the other party is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within twenty (20) days of the date of notice of default served by the party claiming such material default.

In no event shall termination of this Agreement relieve any party of any liability for breaches of this Agreement prior to the date of termination.


                   ARTICLE IX.  MISCELLANEOUS PROVISIONS

     9.1. Specific Performance. The parties recognize that if the Company refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Purchasers for their injury. The Purchasers shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the Purchasers to enforce this Agreement, the Company shall waive the defense that there is an adequate remedy at law. In the event of a default by the Company which results in the filing of a lawsuit for damages, specific performances, or other remedies, the Purchasers shall be entitled to reimbursement by the Company of reasonable legal fees and expenses incurred by the Purchasers.

     9.2. Notices. All notices and other communications required or permitted hereunder will be in writing and (i) delivered personally, (ii) sent by telefacsimile, (iii) delivered by a nationally recognized overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, as follows:

          (a)  If to the Company, to:

               Integrated Orthopaedics, Inc.
               5858 Westheimer, Suite 500
               Houston, Texas 77057
               Facsimile No.: (713) 339-2858
               Attention:     Chief Executive Officer

               with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Facsimile No.: (212) 821-8111
               Attention:     Bruce R. Kraus

          (b)  If to the Purchasers, to:

               FW Integrated Orthopaedics Investors, L.P.
               FW Integrated Orthopaedics Investors II, L.P.
               201 Main Street
               Fort Worth, Texas 76102
               Facsimile No.: (817) 338-2064
               Attention:     Ray Pinson
                         Robert Cotham

               with a copy to each of:

               Oak Hill Partners
               65 E. 55th Street
               32nd Floor
               New York, NY  10022
               Facsimile No.: (212) 754-5685
               Attention:     John R. Monsky

               Arbor Investors
               2460 Sand Hill Road
               Suite 300
               Menlo Park, California 94025
               Facsimile No.: (650) 234-0525
               Attention:     Scott J. Hancock

               Weil, Gotshal & Manges LLP
               100 Crescent Court
               Suite 1300
               Dallas, Texas 75201
               Facsimile No.: (214) 746-7777
               Attention:     David A. Spuria
                         Craig W. Adas

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 9.2 will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (z) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     9.3. Expenses. At the Closing, the Company agrees to pay all reasonable expenses incident to the transactions contemplated hereby (including all document production costs and other expenses, the fees and disbursements of Weil, Gotshal & Manges LLP, McDermott, Will & Emery and Purchasers' accounting advisors for their services with relation to such transactions, the expenses of obtaining private placement numbers for the Securities and all out-of-pocket expenses in connection with the shipping to and from the Purchasers' office or the office of Purchasers' nominees of the Securities and upon any exchange or substitution pursuant to the provisions of this Agreement or the other Transaction Documents), and to reimburse the Purchasers for any reasonable out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses incurred by the Purchasers (including reasonable counsel and financial adviser fees) in connection with the enforcement of this Agreement or the other Transaction Documents, responding to any subpoena or other legal process or information investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder's having acquired any of the Securities, including without limitation costs and expenses incurred in any bankruptcy case, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective (it being understood and agreed that only one such special counsel for all holders of the Securities and one local counsel for such holders in each applicable jurisdiction shall be entitled to reimbursement hereunder). The obligations of the Company under this Section shall survive the payment of or other performance under any of the Transaction Documents.

          In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the fees and disbursements of special counsel to the Purchasers, which shall be reflected in the statement of such special counsel to be submitted to the Company on or prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing
Date).

     9.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Company. Nothing in this Agreement is intended to limit the ability of the Purchasers to sell or to transfer any or all of the Securities (and the rights relating thereto) following the Closing Date.

     9.5. Waiver. The Purchasers and the Company by written notice to the others may (a) extend the time for performance of any of the obligations of the others under this Agreement, (b) waive any inaccuracies in the representations or warranties of the others contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the others contained in this Agreement, or (d) waive or modify performance of any of the obligations of the others under this Agreement; provided, however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     9.6. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their affiliates except as expressly set forth herein.

     9.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

     9.8. Rights of the Parties. Except as provided in Articles I and VII or in Sections 9.3 and 9.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     9.9. Brokers. The Purchasers hereby agree to indemnify and hold harmless the Company, and the Company hereby agrees to indemnify and hold harmless the Purchasers, against any liability, claim, loss, damage or expense incurred by the Purchasers or by the Company, as the case may be, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the other in connection with this Agreement or the transactions contemplated hereby. Any indemnification payment by the Company required by this Section shall be equitably adjusted so that the payment of such amount shall not adversely affect the Purchasers, through their ownership of the Securities or the Common Stock issuable upon conversion or exercise thereof or otherwise.

     9.10. Further Assurances. From time to time, as and when requested by any party, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     9.11.  Irrevocable Proxy.  Each of Chartwell Capital Investors,
L.P., Jose E. Kauachi, Ronald E. Pierce, Jefferson R. Casey, Clifford Hinkle, William F. Donovan, M.D. and Sharon Ann Donovan (the "Grantors") agrees to vote all of its, his or her capital stock of the Company and to take all other necessary actions within such Grantor's control (including, without limitation, (i) attending all meetings in person or by proxy for purposes of obtaining a quorum and for purposes of voting and (ii) executing all written consents in lieu of any meeting) to approve the adjustment to the Conversion Price (as defined in the Certificate of Designation) of the Series B Preferred Stock set forth in Section 10.3 of the Certificate of Designation and the adjustment to the Exercise Price (as defined in the Warrants) of the Warrants set forth in the first paragraph of the Warrants and to approve any other matter which may be necessary to provide the Purchasers with the benefits to which they are entitled under this Agreement or the other Transaction Documents (the "Shareholder Proposals"). In order to secure the Grantor's obligation to vote as shareholders for the approval of the Shareholder Proposals, each Grantor hereby appoints Scott J. Hancock and Mark A. Wolfson as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Grantor's capital stock of the Company for the purpose of approving the Shareholder Proposals and to take all such other actions as are necessary to enforce the rights of the Purchasers under this Section 9.11. The irrevocable proxy granted hereunder may be exercised at any time any Grantor fails to comply with the provisions of this Section 9.11. The proxies and powers granted by each Grantor pursuant to this Section 9.11 are coupled with an interest and are given to secure the performance of the Grantors' obligations to the Purchasers under this
Section 9.11. Such proxies and powers shall be effective until the date which is 365 days after the date hereof; provided, however, that such proxies and powers shall terminate earlier if both (A) the Shareholder Proposals are approved by a majority of the shareholders of the Company entitled to vote thereon and (B) the Additional Listing Application with the American Stock Exchange with respect to all of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants has been approved by the American Stock Exchange. At any time in which the irrevocable proxy granted pursuant to this Section 9.11 shall be in effect, (x) the Grantors shall not sell, pledge, dispose of or otherwise encumber any shares of capital stock of the Company owned, beneficially or of record, by such Grantors (except that the Grantors may transfer or sell shares of capital stock of the Company if the transferee unconditionally agrees with the Company in writing to be bound by the terms of this Section 9.11 prior to effecting such transfer or sale) and (y) such proxy shall survive the death, incompetency and disability of each Grantor.

     9.12. Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Texas, without regard to conflict of law principles thereof.

     9.13. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     9.14. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     9.15. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.16. Certain Interpretive Matters and Definitions. (a) Unless the context otherwise requires, (i) "Transaction Documents" mean, collectively, this Agreement, the Warrant Agreements, the Warrants, the Certificate of Designation and the Registration Rights Agreement, (ii) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (v) "or" is disjunctive but not necessarily exclusive, (vi) words in the singular include the plural and vice versa, and (vii) the terms "affiliate" and "subsidiary" have the meanings given to them in Rule 12b-2 of Regulation 12B under the Exchange Act. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              INTEGRATED ORTHOPAEDICS, INC.


                              By:
                                 Name:
                                 Title:

                              FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.

                              By:  GROUP 31, INC.,
                                   its General Partner

                                   By:
                                      Name:
                                      Title:


                              FW INTEGRATED ORTHOPAEDICS INVESTORS II,
                              L.P.

                              By:  FW GROUP GENPAR, INC.,
                                   its General Partner

                                   By:
                                      Name:
                                      Title:

ACCEPTED AND AGREED FOR PURPOSES
OF SECTIONS 6.6 and 9.11 HEREOF

CHARTWELL CAPITAL INVESTORS, L.P.

By:  CHARTWELL CAPITAL PARTNERS, L.P.,
     its General Partner

     By:  CHARTWELL PARTNERS, L.P.,
          its General Partner

          By:  CHARTWELL, INC.,
               its General Partner

          By:
          Name:
          Title:


ACCEPTED AND AGREED FOR PURPOSES
OF SECTION 9.11 HEREOF



     Jose E. Kauachi



     Ronald E. Pierce



     Jefferson R. Casey



     Clifford Hinkle







     William F. Donovan, M.D.



     Sharon Ann Donovan
                             Table of Contents

                                                                       Page

ARTICLE I.       ISSUANCE OF SECURITIES. . . . . . . . . . . . . . . . . .1
     1.1. Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2. Purchase and Sale of the Securities; the Closing . . . . . . . .1

ARTICLE II.      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .2
     2.1. Representations and Warranties of the Company. . . . . . . . . .2
          2.1.1. Organization and Good Standing. . . . . . . . . . . . . .2
          2.1.2. Authorization of Agreement; Binding Obligation. . . . . .2
          2.1.3. Subsidiaries and Equity Investments . . . . . . . . . . .3
          2.1.4. No Restrictions Against Issuance of Securities; Required
                 Consents. . . . . . . . . . . . . . . . . . . . . . . . .3
          2.1.5. Capitalization. . . . . . . . . . . . . . . . . . . . . .4
          2.1.6. Financial Statements. . . . . . . . . . . . . . . . . . .5
          2.1.7. Accounts Receivable . . . . . . . . . . . . . . . . . . .5
          2.1.8. Business, Properties and Other Information. . . . . . . .5
          2.1.9. Absence of Undisclosed Liabilities. . . . . . . . . . . .7
          2.1.10.   Books of Account . . . . . . . . . . . . . . . . . . .7
          2.1.11.   Contracts and Commitments. . . . . . . . . . . . . . .7
          2.1.12.   Liens and Encumbrances; Condition of Assets. . . . . .9
          2.1.13.   Regulatory Compliance. . . . . . . . . . . . . . . . .9
          2.1.14.   Insurance. . . . . . . . . . . . . . . . . . . . . . 10
          2.1.15.   Conduct of the Business Since the Interim Balance Sheet
                    Date . . . . . . . . . . . . . . . . . . . . . . . . 11
          2.1.16.   Employee Benefit Plans . . . . . . . . . . . . . . . 12
          2.1.17.   Litigation; Decrees. . . . . . . . . . . . . . . . . 13
          2.1.18.   Compliance With Law; Permits . . . . . . . . . . . . 13
          2.1.19.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . 13
          2.1.20.   Real Property. . . . . . . . . . . . . . . . . . . . 14
          2.1.21.   Commissions or Finders Fees. . . . . . . . . . . . . 15
          2.1.22.   Certain Business Practices and Regulations; Affiliate
                    Transactions . . . . . . . . . . . . . . . . . . . . 15
          2.1.23.   Compliance with American Stock Exchange Rules and
                    Regulations. . . . . . . . . . . . . . . . . . . . . 15
          2.1.24.   Shareholder Proposals. . . . . . . . . . . . . . . . 16
          2.1.25.   Disclosure . . . . . . . . . . . . . . . . . . . . . 16
     2.2. Representations and Warranties of the Purchasers . . . . . . . 17
          2.2.1. Corporate Organization. . . . . . . . . . . . . . . . . 17
          2.2.2. Authorization and Effect of Agreement . . . . . . . . . 17
          2.2.3. Purchase of Securities. . . . . . . . . . . . . . . . . 17

ARTICLE III.     PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . 17
     3.1. Access to Information; Communications. . . . . . . . . . . . . 17
     3.2. Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 18
     3.3. Supplemental Financial Statements. . . . . . . . . . . . . . . 20
     3.4. Notification . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.5. Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.6. No Inconsistent Action . . . . . . . . . . . . . . . . . . . . 21
     3.7. Satisfaction of Conditions . . . . . . . . . . . . . . . . . . 21
     3.8. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 21
     3.9. Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.10.       Acquisition Proposals . . . . . . . . . . . . . . . . . 22

ARTICLE IV.      CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . 22
     4.1. Conditions Precedent to Obligations of the Purchasers. . . . . 22
          4.1.1. Representations, Warranties and Covenants . . . . . . . 22
          4.1.2. Certificate of Controlling Stockholders . . . . . . . . 22
          4.1.3. Closing Documents . . . . . . . . . . . . . . . . . . . 23
          4.1.4. Governmental Consents or Approvals. . . . . . . . . . . 23
          4.1.5. No Adverse Proceedings. . . . . . . . . . . . . . . . . 23
          4.1.6. Opinions. . . . . . . . . . . . . . . . . . . . . . . . 23
          4.1.7. Registration Rights Agreements. . . . . . . . . . . . . 23
          4.1.8. Warrant Agreements and Warrants . . . . . . . . . . . . 23
          4.1.9. Stock Certificates. . . . . . . . . . . . . . . . . . . 23
          4.1.10.   Certificate of Designation . . . . . . . . . . . . . 23
          4.1.11.   Acquisition Committee Designees. . . . . . . . . . . 24
          4.1.12.   Chartwell Matters. . . . . . . . . . . . . . . . . . 24
          4.1.13.   Private Placement Numbers. . . . . . . . . . . . . . 24
          4.1.14.   Reserved Shares. . . . . . . . . . . . . . . . . . . 24
          4.1.15.   Payment of Fees. . . . . . . . . . . . . . . . . . . 24
          4.1.16.   Amendment to By-laws . . . . . . . . . . . . . . . . 24
          4.1.17.   Additional Listing Application . . . . . . . . . . . 24
          4.1.18.   Termination of Agreements. . . . . . . . . . . . . . 24
          4.1.19.   Directors. . . . . . . . . . . . . . . . . . . . . . 24
     4.2. Conditions Precedent to Obligations of the Company . . . . . . 25
          4.2.1. No Material Misrepresentation or Breach . . . . . . . . 25
          4.2.2. Closing Documents . . . . . . . . . . . . . . . . . . . 25
          4.2.3. Governmental Consents or Approvals. . . . . . . . . . . 25
          4.2.4. No Adverse Proceedings. . . . . . . . . . . . . . . . . 25

ARTICLE V.       DOCUMENTS TO BE DELIVERED AT THE CLOSING. . . . . . . . 25
     5.1. Documents to be Delivered by the Company . . . . . . . . . . . 25
          5.1.1. Certified Resolutions . . . . . . . . . . . . . . . . . 25
          5.1.2. Officer's Certificate . . . . . . . . . . . . . . . . . 26
          5.1.3. Good Standing Certificates. . . . . . . . . . . . . . . 26
          5.1.4. Other Documents . . . . . . . . . . . . . . . . . . . . 26
     5.2. Documents to be Delivered by the Purchasers. . . . . . . . . . 26
          5.2.1. Purchase Price. . . . . . . . . . . . . . . . . . . . . 26
          5.2.2. Other Documents . . . . . . . . . . . . . . . . . . . . 26

ARTICLE VI.      POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . 26
     6.1. Acquisition Committee Designees. . . . . . . . . . . . . . . . 26
     6.2. Board Designees. . . . . . . . . . . . . . . . . . . . . . . . 26
     6.3. Post-Closing Notifications . . . . . . . . . . . . . . . . . . 27
     6.4. Certain Tax Matters. . . . . . . . . . . . . . . . . . . . . . 27
     6.5. Financial Statements and Information . . . . . . . . . . . . . 27
     6.6. Right of First Refusal . . . . . . . . . . . . . . . . . . . . 28
     6.7. Reservation of Shares of Common Stock. . . . . . . . . . . . . 29
     6.8. Preparation of Proxy Statement; Shareholders Meeting . . . . . 29

ARTICLE VII.     SURVIVAL AND INDEMNIFICATION. . . . . . . . . . . . . . 29
     7.1. Survival of Representations, Warranties and Covenants. . . . . 29
     7.2. Certain Definitions. . . . . . . . . . . . . . . . . . . . . . 30
     7.3. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 30
     7.4. Defense of Claims. . . . . . . . . . . . . . . . . . . . . . . 31
     7.5. Limitation of Liability; Equitable Adjustment. . . . . . . . . 32

ARTICLE VIII.    TERMINATION . . . . . . . . . . . . . . . . . . . . . . 33
     8.1. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE IX.      MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . 34
     9.1. Specific Performance . . . . . . . . . . . . . . . . . . . . . 34
     9.2. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.3. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     9.4. Successors and Assigns . . . . . . . . . . . . . . . . . . . . 36
     9.5. Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     9.6. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 37
     9.7. Amendments and Supplements . . . . . . . . . . . . . . . . . . 37
     9.8. Rights of the Parties. . . . . . . . . . . . . . . . . . . . . 37
     9.9. Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     9.10.       Further Assurances. . . . . . . . . . . . . . . . . . . 38
     9.11.       Irrevocable Proxy . . . . . . . . . . . . . . . . . . . 38
     9.12.       Governing Law . . . . . . . . . . . . . . . . . . . . . 39
     9.13.       Severability. . . . . . . . . . . . . . . . . . . . . . 39
     9.14.       Execution in Counterparts . . . . . . . . . . . . . . . 39
     9.15.       Titles and Headings . . . . . . . . . . . . . . . . . . 39
     9.16.       Certain Interpretive Matters and Definitions. . . . . . 39

                               Defined Terms


Acquisition Committee. . . . . . . . . . . . . . . . . . . . Section 4.1.11
Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . Section 3.10
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   Introduction
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Recitals
Certificate of Designation . . . . . . . . . . . . . . . . . .  Section 1.1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.2
Code . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.16(b)
Commission . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.8
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Direct Claim . . . . . . . . . . . . . . . . . . . . . . . . Section 7.4(d)
Employee Plans . . . . . . . . . . . . . . . . . . . . .  Section 2.1.16(a)
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.16(a)
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.8
Excluded Representations and Warranties. . . . . . . . . . . . .Section 7.1
First Refusal Offer. . . . . . . . . . . . . . . . . . . . . Section 6.6(a)
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.6
Governmental Entity. . . . . . . . . . . . . . . . . . . . .  Section 2.1.4
Indemnifiable Losses . . . . . . . . . . . . . . . . . . . . .  Section 7.2
Indemnifying Party . . . . . . . . . . . . . . . . . . . . . .  Section 7.2
Indemnitee . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2
Indemnity Payment. . . . . . . . . . . . . . . . . . . . . . .  Section 7.2
Interim Balance Sheet Date . . . . . . . . . . . . . . . . .  Section 2.1.6
Interim Balance Sheet. . . . . . . . . . . . . . . . . . . .  Section 2.1.6
liabilities. . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.9
Liens. . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.12(a)
Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 6.6(a)
Option Holders . . . . . . . . . . . . . . . . . . . . . . . Section 6.6(a)
Pension Plans. . . . . . . . . . . . . . . . . . . . . .  Section 2.1.16(a)
Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.1.18
Permitted Liens. . . . . . . . . . . . . . . . . . . . .  Section 2.1.12(a)
Physician Practice Groups. . . . . . . . . . . . . . . . . . Section 2.1.13
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . Section 6.8(a)
Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Record Date. . . . . . . . . . . . . . . . . . . . . . . . . Section 2.1.24
Registration Rights Agreement. . . . . . . . . . . . . . . .  Section 4.1.7
Sale Notice. . . . . . . . . . . . . . . . . . . . . . . . . Section 6.6(a)
SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.8
Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1
Securities Act . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.4
Series A Preferred Stock . . . . . . . . . . . . . . . . . .  Section 2.1.5
Series B Preferred Stock . . . . . . . . . . . . . . . . . . .  Section 1.1
Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . Section 9.11
Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.3
Supplemental Financial Statements. . . . . . . . . . . . . . .  Section 3.3
Tax Return . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.19(e)
Tax. . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.19(e)
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.19(e)
Third Party Claim. . . . . . . . . . . . . . . . . . . . . . .  Section 7.2
Transaction Documents. . . . . . . . . . . . . . . . . . .  Section 9.15(a)
Warrant Agreement. . . . . . . . . . . . . . . . . . . . . . .  Section 1.1
Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 1.1

Exhibits

Exhibit A Form of Certificate of Designation
Exhibit B Form of Warrant Agreement and Warrant
Exhibit C Form of Opinion of Willkie Farr & Gallagher
Exhibit D Form of Opinion of Hutcheson & Grundy, L.L.P.
Exhibit E Form of Registration Rights Agreement
Exhibit F Form of First Amendment to Investment Agreement
Exhibit G Form of Termination Agreement
Exhibit H Form of Amended and Restated Certificate of Designation Regarding
          the Series A Preferred Stock
Exhibit I Form of Amended and Restated By-laws


Schedules

Schedule I          Purchasers and Securities
Schedule 2.1.1   Organization and Good Standing
Schedule 2.1.3   Subsidiaries and Equity Investments
Schedule 2.1.4   No Restrictions Against Issuance of Securities; Required
Consents
Schedule 2.1.5   Capitalization
Schedule 2.1.6   Financial Statements
Schedule 2.1.7   Accounts Receivable
Schedule 2.1.9   Absence of Undisclosed Liabilities
Schedule 2.1.11(a)  Contracts and Commitments
Schedule 2.1.11(b)  Exceptions to Contracts and Commitments
Schedule 2.1.12(a)  Liens and Encumbrances; Condition of Assets
Schedule 2.1.14  Insurance
Schedule 2.1.15  Conduct of the Business Since the Interim Balance Sheet
Date
Schedule 2.1.16(a)  Employee Benefit Plans
Schedule 2.1.16(b)  Pension Plans
Schedule 2.1.17  Litigation; Decrees
Schedule 2.1.18  Compliance With Law; Permits
Schedule 2.1.20  Real Property
Schedule 2.1.22(b) Certain Business Practices and Regulations; Affiliated Transactions
Schedule 2.1.24  Stock Ownership Listing
Schedule 3.2        Conduct of Business
Schedule 4.1.18  Terminated Agreements
Schedule 4.1.19  Resigning Directors
                                                                 Schedule I


Purchaser                                    Securities to be Purchased

FW Integrated Orthopaedics Investors, L.P.        125,000 shares of
                                                  Series B Preferred Stock;
                                                  Warrant to Purchase
                                                  2,500,000 Stock Units

FW Integrated Orthopaedics Investors II, L.P.     125,000 shares of Series
                                                  B Preferred Stock;
                                                  Warrant to Purchase
                                                  2,500,000 Stock Units

NOTICE OF INDEMNIFICATION: THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN ARTICLE VII, NOTICE OF WHICH IS HEREBY GIVEN.




SECURITIES PURCHASE AGREEMENT

                DATED AS OF DECEMBER 12, 1997

                BY AND AMONG

                INTEGRATED ORTHOPAEDICS INVESTORS, L.P.,

                INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.,

                INTEGRATED ORTHOPAEDICS, INC.,

                FOR PURPOSES OF SECTION 6.6 AND 9.11 ONLY,

                CHARTWELL CAPITAL INVESTORS, L.P.,

                AND

                FOR PURPOSES OF SECTION 9.11 ONLY,

                JOSE E. KAUACHI, RONALD E. PIERCE,

                JEFFERSON R. CASEY, CLIFFORD HINKLE,

                WILLIAM F. DONOVAN, M.D., AND SHARON ANN DONOVAN

EXHIBIT A

          Certificate of Designations, Rights and Preferences of
           Series B Convertible, Non-Redeemable Preferred Stock
                     of Integrated Orthopaedics, Inc.

          Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), acting pursuant to Article 2.13 of the Texas Business Corporation Act, does hereby submit the following Certificate of Designations, Rights and Preferences of its Series B Convertible, Non-Redeemable Preferred Stock.

          FIRST:  The name of the Company is Integrated Orthopaedics, Inc.

          SECOND: By unanimous vote of the Board of Directors of the Company (the "Board of Directors") at a meeting duly called and held, the following resolutions were duly adopted:

          RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended through the date hereof, of the Company (the "Articles of Incorporation"), a series of the class of authorized Preferred Stock, with a par value of $0.01 per share, of the Company be hereby created, and that the designation of amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions of such series, be as set forth below:

          1. Designation. The designation of the Series of Preferred Stock authorized hereby shall be "Series B Convertible, Non-Redeemable Preferred Stock" (the "Series B Preferred Stock") with a par value of $0.01 per share, and 400,000 shares are hereby authorized for issuance.

          2. Ranking. The Series B Preferred Stock shall rank as to dividends (i) senior to the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and any other class or series of capital stock that by its express terms provides that it ranks junior to the Series B Preferred Stock as to dividends or that does not expressly provide for any ranking as to dividends (except for the Series A Preferred Stock) ("Junior Securities"), (ii) on a parity with the Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") and any other class or series of capital stock that by its express terms provides that it ranks on a parity with the Series B Preferred Stock as to payment of dividends ("Parity Securities") and (iii) junior to any class or series of capital stock that by its express terms provides that it ranks senior to the Series B Preferred Stock ("Senior Securities").

          3. Dividends. The holders of Series B Preferred Stock shall be entitled to receive cumulative cash dividends at a rate per annum (the "Dividend Rate") of $9.00 per share. Such dividends shall be payable, as and when declared by the Board of Directors out of funds legally available therefor, on the last day of March, June, September and December of each year, commencing December 31, 1997 (each a "Dividend Payment Date") (unless such day is not a business day, in which event on the next succeeding business day), to holders of record as they appear on the register for the Series B Preferred Stock (the "Preferred Stock Register") on the March 15, June 15, September 15, and December 15, as appropriate, immediately preceding such Dividend Payment Date.

          At the option of the Company and except as provided below with respect to the payment of cash in respect of fractional shares, dividends on the Series B Preferred Stock may be paid, instead of in cash, in whole or in part, on declaration of the Board of Directors, in additional shares of the Series B Preferred Stock (the "Dividend Shares"); provided, however, that if no such declaration is made on or before a Dividend Payment Date, the quarterly dividend shall automatically accrue in Dividend Shares on the Dividend Payment Date. To the extent dividends are payable in whole or in part in Dividend Shares, such Dividend Shares shall be valued at $100 per share with a liquidation value of $100 per share and shall have all rights and preferences of the Series B Preferred Stock hereunder, including dividends payable at the rate specified in the preceding paragraph, subject to the option of the Company to pay such dividends in Dividend Shares of the Series B Preferred Stock in lieu of cash. Notwithstanding any other provisions hereof, certificates representing Dividend Shares shall not be issued to the holder entitled thereto until requested by such holder.

          Dividends shall accrue from the date of original issue of the Series B Preferred Stock, except that dividends on Dividend Shares of the Series B Preferred Stock shall accrue from the date such Dividend Shares are issued. To the extent that all or any part of dividends in Dividend Shares of the Series B Preferred Stock would result in the issuance of a fractional Dividend Share of such series, then such amount shall be paid in cash.

          Notwithstanding any other provision hereof, prior to the second anniversary of the date of filing of this Certificate of Designation with the Secretary of State of the State of Texas (the "Original Issue Date"), the Company shall elect, by written notice to the holders of the Series B Preferred Stock, to have one of the following options govern the Dividend Rate (provided, that if no election is made by the Company, Option 2 shall govern; and provided further that the volume and price information set forth in the following options shall be equitably adjusted in the event of any stock split, stock dividend, recapitalization or reclassification with respect to or otherwise affecting the Common Stock at any time after the date hereof):

     OPTION 1

     If both of the following minimum price and volume requirements are met for a designated quarterly period during 2001 or 2002, the Dividend Rate payable on the Series B Preferred Stock will be reduced from and after the date of the next succeeding quarterly period following such designated quarterly period (but not retroactively) as follows:

     Dividend Rate during 2001  =  $6.00 per share
     Dividend Rate during 2002  =  $4.00 per share

     Minimum Share Price: The minimum share price, determined by the average closing sales price of the Common Stock for the twenty trading days immediately following the public release of actual earnings by the Company for the quarter in question or, in the case of the fourth quarter, the public release of actual annual earnings, for calendar quarters during 2001 and 2002 shall be as follows:




Year
Q1
Q2
Q3
Q4


2001
$20.08
$21.48
$22.88
$24.28


2002
$24.88
$25.49
$26.10
$26.70


     Minimum Average Daily Trading Volume: The minimum average daily trading volume shall be 125,000 shares, calculated in a manner consistent with that of the American Stock Exchange. The trading period shall be the twenty trading days immediately preceding the most recent public release of quarterly or annual earnings by the Company, provided that the Company shall not have issued any press releases during such twenty trading day period. If the Company shall have issued a press release during such twenty trading day period, the trading period shall be the 60 consecutive trading days beginning on the 40th trading day immediately preceding the most recent public release of quarterly or annual earnings. For purposes of such calculation, (i) daily trading volume will be capped at 375,000 shares and (ii) share repurchases by the Company and block trades (single trades in excess of 10,000 shares) will be excluded.

     OPTION 2

     If both of the following minimum price and volume requirements are met for a designated quarterly period during 2000, 2001 or 2002, the Dividend Rate payable on the Series B Preferred Stock will be reduced from and after the first day of the next succeeding quarterly period (but not retroactively) as follows:

     Dividend Rate during 2000  =  $7.00 per share
     Dividend Rate during 2001  =  $6.00 per share
     Dividend Rate during 2002  =  $4.00 per share


     Minimum Share Price: The minimum share price, determined by the average closing sales price of the Common Stock for the twenty trading days immediately following the public release of actual earnings by the Company for the quarter in question or, in the case of the fourth quarter, the public release of actual annual earnings, for calendar quarters during 2000, 2001 and 2002 shall be as follows:




Year
Q1
Q2
Q3
Q4


2000
$15.44
$16.52
$17.60
$18.67


2001
$20.08
$21.48
$22.88
$24.28


2002
$24.88
$25.49
$26.10
$26.70


     Minimum Average Daily Trading Volume: The minimum average daily trading volume shall be 160,000 shares, calculated in a manner consistent with that of the American Stock Exchange. The trading period shall be the twenty trading days immediately preceding the most recent public release of quarterly or annual earnings by the Company, provided that the Company shall not have issued any press releases during such twenty trading day period. If the Company shall have issued a press release during such twenty trading day period, the trading period shall be the 60 consecutive trading days beginning on the 40th trading day immediately preceding the most recent public release of quarterly or annual earnings. For purposes of such calculation, (i) daily trading volume will be capped at 480,000 shares and (ii) share repurchases by the Company and block trades (single trades in excess of 10,000 shares) will be excluded.

          No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of any Junior Securities, and the Company shall not redeem, purchase or otherwise acquire for value any Junior Securities while shares of Series B Preferred Stock remain outstanding.

          No dividend may be paid or declared and set apart for payment on any share of Series B Preferred Stock unless at the same time a ratable dividend in cash or Dividend Shares, as the case may be, is paid or set apart for payment on all shares of Series B Preferred Stock then outstanding.

          4. Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series B Preferred Stock shall be entitled to receive payment of $100 per share held by them, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared to the date of such payment.
If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributed among the holders of shares of Series B Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Series B Preferred Stock and all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and the holders of Parity Securities ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. For the purpose of this Section 4, none of the merger or the consolidation of the Company into or with another corporation or the merger or consolidation of any other corporation into or with the Company or the sale, transfer, or other disposition of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

          5. Retirement of Shares. Shares of Series B Preferred Stock that have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and not reissued and shall resume the status of authorized but unissued and non-designated shares of preferred stock of the Company.
          6. Voting. Each holder of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series B Preferred Stock could be converted pursuant to the provisions of Section 10 hereof at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited. Each holder of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except for the election of directors and as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, and except for the vote of the Series B Preferred Stock provided for in Section 7 hereof, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          7.   Special Voting Rights.

          (a) Election of Directors. The holders of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holders on a record date set to hold a meeting at which the holders of Series B Preferred Stock shall be entitled to elect, as a class, three directors. The Company agrees to call a meeting of holders of shares of Series B Preferred Stock in order that the Series B Preferred Stock may be represented on the Board of Directors in accordance with the preceding sentence. In the event of any breach by the Company of any of the financial covenants set forth in Section 13 hereof, the holders of the majority of the issued and outstanding Series B Preferred Stock shall be entitled to elect a majority of the Board of Directors.

          (b) Affiliate Transactions. The holders of Series B Preferred Stock shall be entitled to a special class vote in connection with any proposed Affiliate Transaction (as hereinafter defined). The Company agrees to call a special meeting of holders of shares of Series B Preferred Stock in order that the holders of Series B Preferred Stock may consider and vote upon any proposed Affiliate Transaction. As used herein, the term "Affiliate Transaction" means any proposed transaction or series of related transactions between the Company or its subsidiaries and any officer, director, 5% or greater shareholder or any immediate family member of any of the foregoing involving commitments or expenditures on the part of the Company or its subsidiaries in excess of $60,000.

          (c) Approval Rights. Until such time that FW Integrated Orthopaedics Investors, L.P. and FW Integrated Orthopaedics Investors II, L.P. or their affiliates own less than a majority of the Series B Preferred Stock (or the shares of Common Stock issuable upon conversion thereof):
(i) neither the Company nor its subsidiaries shall make or commit to any capital expenditures (A) exceeding $1 million for purposes other than the purchase of Physician Practice Groups (as defined) (directly or indirectly, including through practice management arrangements or other affiliations) and (B) exceeding $10 million total purchase consideration for the purchase of Physician Practice Groups (directly or indirectly, including through practice management arrangements or other affiliations), and (ii) no capital structure changes (including debt financings) may be effected by the Company or its subsidiaries without the prior written consent of the holders of a majority of the Series B Preferred Stock or the majority of the Common Stock issuable upon conversion thereof. "Physician Practice Groups" shall mean (x) physicians and groups of physicians engaged in, and professional medical corporations and other entities employing or engaging physicians for, the provision of medical services and (y) physician practice management companies.

          (d) Action By Written Consent. Any vote of Series B Preferred Stock permitted hereby may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting duly held.

          8. Other Rights and Amendments. Except as otherwise provided by law, without the written consent of a majority of the outstanding shares of Series B Preferred Stock or the vote of holders of a majority of the outstanding shares of Series B Preferred Stock (voting as a class) at a meeting of the holders of Series B Preferred Stock called for such purpose, the Company will not (i) create, authorize or issue any Parity Securities or Senior Securities, (ii) increase the authorized number of shares of Series B Preferred Stock, other increases necessary to permit the issuance of Dividend Shares, or (iii) amend, alter, repeal or waive any provision of the bylaws, the Articles of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights, powers or other terms of the Series B Preferred Stock.

          9. Issuance. The Company will not issue more than 400,000 shares of Series B Preferred Stock (which includes 250,000 original issuance shares and up to 150,000 shares which may be issued as Dividend Shares in lieu of cash dividends in accordance with Section 3 hereof).

          10. Conversion. The outstanding shares of Series B Preferred Stock shall be convertible into Common Stock as follows:

          10.1 Optional Conversion.

               (a) At the option of the holder thereof, each share of Series B Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

               (b) Each holder of Series B Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series B Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          10.2 Mandatory Conversion.

               (a) Mandatory Conversion Event. Upon 30 days written notice from the Company to each holder of Series B Preferred Stock, each share of Series B Preferred Stock may be converted into fully paid and nonassessable shares of Common Stock at the option of the Company after the fifth anniversary of the Original Issue Date.

               (b) Effect of Mandatory Conversion. Upon the occurrence of the event specified in Section 10.2(a) hereof, the outstanding shares of Series B Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such mandatory conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series B Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such mandatory conversion occurred.

          10.3 Conversion Price. Each share of Series B Preferred Stock shall be convertible in accordance with Section 10.1 or 10.2 hereof into the number of shares of Common Stock that results from dividing the liquidation value for Series B Preferred Stock (including the stated liquidation preference and accrued but unpaid dividends) by the conversion price for Series B Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series B Preferred Stock shall be $6.00 per share; provided, however, that upon receipt of the requisite vote of the holders of Common Stock approving the following adjustment, the Conversion Price shall be the lesser of
(a) $6.00 per share, (b) the average closing sales price of the Common Stock for the twenty trading days immediately following the Original Issue Date, and (c) the average closing sales price of the Common Stock for the twenty trading days immediately preceding the conversion of the Series B Preferred Stock. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as provided below.

          10.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series B Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of Series B Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for Series B Preferred Stock. The Conversion Price for Series B Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" means (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          10.5 Adjustment for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes any other distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 10 with respect to the rights of the holders of the Series B Preferred Stock or with respect to such other securities by their terms.

          10.6 Adjustment for Reclassification, Exchange and
Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 10), then in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The Company shall give each holder of Series B Preferred Stock at least 30 days prior written notice of any event requiring adjustment pursuant to this Section 10.6.

          10.7 Sale of Shares Below Conversion Price.

               (a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the provisions of this Section 10.7 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 10.4 hereof, a dividend or distribution as provided in Section 10.5 hereof or a recapitalization, reclassification or other change as provided in Section
10.6 hereof, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for Series B Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for Series B Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                    (1) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold pursuant to the provisions of Section 10.7(c) hereof) by the Conversion Price for Series B Preferred Stock in effect immediately prior to such issue or sale; and

                    (2) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold pursuant to the provisions of Section 10.7(c) hereof).

               (b) Certain Definitions. For the purpose of making any adjustment required under this Section 10.7:

                    (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company and whether or not restricted at the time of issuance or sale (or deemed issuance or sale), other than (A) shares of Common Stock issued or issuable upon conversion of Series B Preferred Stock and (B) Excluded Securities.

                    (2) The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and
     (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (3) "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Series B Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of vested Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such vested Rights or Options that are vested Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                    (4) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock, other than Excluded Securities.

                    (5) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 10.7, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 10.7, for the issue of such Additional Shares of Common Stock.

                    (6)  "Excluded Securities" shall mean, collectively,
     (i) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock (including additional shares of Series A Preferred Stock that have been heretofore issued or may be issued after the date hereof as a stock dividend on the Series A Preferred Stock), (ii) the shares of Common Stock issued or issuable by the Company in connection with the acquisition of Merritt Orthopedic Associates, P.C., Westside Orthopaedic Clinic, P.C., Lancaster Orthopedic Group, Inc., Longmont Orthopedic & Sports Medicine Clinic, P.C., and Crossroads Orthopaedics, P.C., (iii) up to 1,682,582 shares of Common Stock issuable by the Company upon exercise of stock options to acquire shares of Common Stock that have been granted by the Company prior to the Original Issue Date, and (iv) up to 800,000 additional shares of Common Stock that may be issuable upon exercise of stock options that may be granted pursuant to the Company's 1997 Long Term Incentive Plan within the two year period after the Original Issue Date. For purposes of clause (iv) above, the first 800,000 stock option awards granted within such two year period shall be the shares included.

                    (7) "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities, other than Excluded Securities.

               (c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of the Series B Preferred Stock required under this Section 10.7, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                    (a) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                     (b) if the minimum amount of consideration payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (c) if the minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of any such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Preferred Stock.

          10.8 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for Series B Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B Preferred Stock at the holder's address as shown in the Company's books.

          10.9 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series B Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board of Directors as of the date of conversion.

          10.10 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          10.11     Notices.  Any notice required by the provisions of this
Section 10 to be given to the holders of shares of the Series B Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          10.12 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

     11. Merger, Consolidation and Sale of Assets. The Company may not merge or consolidate with or into or transfer all or substantially all of its assets (as an entirety in one transaction or a series of related transactions), to any person without the consent of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, voting separately as a class.

     12. Acquisition and Budget Committee Designees. At all times in which shares of Series B Preferred Stock shall be issued and outstanding, the holders of a majority of such issued and outstanding shares shall be entitled to designate two members to the Company's Acquisition and Budget Committee and the total number of persons constituting such Committee shall be three (including the two designees of the holders of the Series B Preferred Stock). The Company shall not, without the prior written consent of the Acquisition and Budget Committee, enter into any agreement to acquire, or consummate the purchase of, (a) any equity or ownership interest or investment in any Physician Practice Group or other Person (as defined below) or (b) any material assets of any Physician Practice Group or other Person.

     13. Financial Covenants. At all times in which shares of Series B Preferred Stock shall be issued and outstanding:

          (a) The ratio of total Indebtedness to EBITDA (as such terms are defined below) of the Company shall not exceed the following:




Calendar Year

Ratio


1998


7.0


1999


4.0


2000


3.0


2001


3.0


2002


3.0


          (b) Retained earnings of the Company shall not be less than the amounts set forth below, exclusive of the effect of the preferred dividend adjustment that will result from the issuance of the Series B Preferred Stock (as computed in accordance with EITF Topic D-60, "Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature") and the related warrants, including any costs of issuance allocable to retained earnings resulting from the issuance of such securities:




Calendar Year
Amount (in
millions)


1998


$ 4.2


1999


$12.0


2000


$27.3


2001


$31.4


2002


$36.1


          (c)  Total Indebtedness of the Company shall be no greater than:




Calendar Year
Amount (in
millions)


1998


$ 71.0


1999


$110.0


2000


$133.0


2001


$152.0


2002


$175.0


          (d) For purposes of this Section, "Indebtedness" shall mean all obligations which in accordance with generally accepted accounting principles consistently applied are classified as liabilities upon a balance sheet of the Company and in any event shall include, without duplication: (i) all obligations of the Company and its subsidiaries for borrowed money or for the deferred purchase price of property acquired by the Company or its subsidiaries, (ii) all obligations of the Company or its subsidiaries created or arising under any conditional sale or other title retention agreement with respect to any property acquired by the Company or its subsidiaries (other than in each case accounts payable and accrued liabilities that arose in the ordinary course of business and not overdue), (iii) all capitalized lease obligations of the Company and its subsidiaries, and
     (iv) all obligations of others secured by a Lien on any asset of the Company or its subsidiaries, whether or not such obligations are expressly assumed by the Company or its subsidiaries. For purposes of this Section, "EBITDA" shall mean consolidated earnings before interest, income taxes, depreciation and amortization determined in accordance with generally accepted accounting principles consistently applied.


     14.  Repurchase by Company.

          (a) The Company will not, and will not permit any subsidiary to, purchase or acquire any shares of Series B Preferred Stock otherwise than pursuant to a pro rata offer made on substantially equivalent terms to all holders of Series A Preferred Stock at the time outstanding.

          (b) The provisions of this Section 14 may not be amended without the affirmative vote of the holders of a majority of the Series A Preferred Stock outstanding.

     15.  General Provisions.

          (a) The term "Person" as used herein means any corporation, partnership, trust, organization, association, or other entity or individual.

          (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a subsidiary.

          (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          THIRD: The foregoing resolutions were duly adopted as of December 1, 1997, by all necessary action on the part of the Company.

Dated:  December 12, 1997               INTEGRATED ORTHOPAEDICS, INC.


                              By:
                                   Jeff R. Casey,
                                   Senior Vice President

EXHIBIT B

                             WARRANT AGREEMENT


     THIS WARRANT AGREEMENT is made and entered into as of December 12, 1997, by and among Integrated Orthopaedics, Inc., a corporation duly organized and validly existing under the laws of the State of Texas (the "Issuer"), FW Integrated Orthopaedics Investors, L.P., a Texas limited partnership, and FW Integrated Orthopaedics Investors II, L.P., a Texas limited partnership (each a "Purchaser" and together, the "Purchasers").

     WHEREAS, the Issuer and Purchasers and, for certain limited purposes, certain other parties have entered into a Securities Purchase Agreement, dated as of December 12, 1997 (the "Securities Purchase Agreement").

     WHEREAS, pursuant to the Securities Purchase Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to issue Warrants (as hereinafter defined) to the Purchasers providing for the purchase of shares of Stock Units (as hereinafter defined) of the Issuer, in the manner hereinafter provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.     Definitions; Accounting Terms and Determinations.

     1.01 Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Board" shall mean the Board of Directors of Issuer.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

     "Closing Date" shall mean the date of the original issuance of the Warrants hereunder.

     "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

     "Common Stock" shall mean the Common Stock of the Issuer, par value $0.001 per share, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or disposition of assets by, the Issuer.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controls" and "Controlled" shall have meanings correlative thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Excluded Securities" shall mean, collectively, (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, par value $.01 per share, of the Issuer (including additional shares of Series A Preferred Stock that have been heretofore issued or may be issued after the date hereof as a stock dividend on the Series A Preferred Stock), (ii) the shares of Common Stock issued or issuable by the Issuer in connection with the acquisition of Merritt Orthopedic Associates, P.C., Westside Orthopaedic Clinic, P.C., Lancaster Orthopedic Group, Inc., Longmont Orthopedic Sports Medicine Clinic, P.C., and Crossroads Orthopaedics, P.C.,
(iii) up to 1,682,582 shares of Common Stock issuable by the Company upon exercise of stock options to acquire shares of Common Stock that have been granted by the Company prior to the Original Issue Date, and (iv) up to 800,000 additional shares of Common Stock that may be issuable upon exercise of stock options that may be granted pursuant to the Company's 1997 Long Term Incentive Plan within the two year period after the Original Issue Date. For purposes of clause (iv) above, the first 800,000 stock option awards granted within such two year period shall be the shares included.

     "Exercise Price" shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

     "Expiration Date" shall have the meaning assigned to such terms in the form of the Warrant attached as Annex 1 hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

     "Holder" shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of Warrants or Warrant Stock; provided, however, that a holder of Warrant Stock purchased pursuant to an effective registration statement or pursuant to Rule 144 shall not be deemed a Holder.

     "include" and "including" shall be construed as if followed by the phrase "without being limited to".

     "Issuer" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Option Plans" shall mean any employee stock option plan of the Issuer.

     "Other Equity Documents" shall mean the articles of incorporation of the Issuer, the by-laws of the Issuer and any Option Plan.

     "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Restricted Certificate" shall mean a certificate for Warrant Stock or Warrants required to bear the restrictive legend set forth in Section 4.03.

     "Restricted Securities" shall mean Restricted Warrant Stock and Restricted Warrants.

     "Restricted Warrant Stock" shall mean Warrant Stock evidenced by a Restricted Certificate.

     "Restricted Warrants" shall mean Warrants evidenced by a Restricted Certificate.

     "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

     "Rule 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Shareholder" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

     "Stock Unit" shall mean one share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 6.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Issuer.

     "Warrant Stock" shall mean all shares of Common Stock issuable from time to time upon exercise of the Warrant.

     "Warrant" and "Warrants" shall mean the Warrant issued by the Issuer pursuant to this Agreement, evidencing rights to purchase Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

     1.02 Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

     SECTION 2.     Purchase and Sale of Warrant.

     2.01 Authorization and Issuance of Warrant Stock and Warrants. The Issuer has authorized (a) the issuance of the Warrants evidenced by the warrant certificates in the form of Annex 1 hereto; and (b) the issuance of such number of shares of Warrant Stock as shall be necessary to permit the Issuer to comply with its obligations to issue shares of Warrant Stock pursuant to the Warrants.

     2.02 Issuance of the Warrant. In consideration of the execution and delivery of the Securities Purchase Agreement by Purchasers and for other good and valuable consideration:

          (a)  the Issuer shall issue to the Purchasers the Warrants; and

          (b) the Issuer shall deliver to each of the Purchasers a single certificate for the Warrants, registered in the name of the respective Purchaser, except that if the Purchasers shall notify the Issuer in writing prior to such issuance that they desire certificates for Warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of the Purchasers for its or their benefit, then the certificates for Warrants shall be issued to the Purchasers in the denominations and registered in the name or names specified in such notice.

     2.03 Securities Act Compliance. The Purchasers understand that the Issuer has not registered the Warrants or the Warrant Stock under the Securities Act or applicable state securities laws, and the Purchasers agree that neither the Warrants nor the Warrant Stock shall be sold or transferred or offered for sale or transfer without registration or qualification under the Securities Act or applicable state securities laws or the availability of an exemption therefrom, all as more fully provided in Section 4.

     SECTION 3. Representations and Warranties. The Issuer confirms that each of the representations and warranties contained in the Securities Purchase Agreement are true and correct as of the date hereof.

     SECTION 4.     Restrictions on Transferability.

     4.01 Transfers Generally. Except as otherwise provided in Section 5, the Restricted Securities shall be transferable only upon the conditions specified in this Section 4, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Restricted Securities.

     4.02 Transfers of Restricted Securities Pursuant to Registration Statements, Rule 144 and Rule 144A. The Restricted Securities may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, (b) to the extent applicable, Rule 144 or Rule 144A or (c) any other legally available means of transfer.

     4.03 Restrictive Legends. Unless and until otherwise permitted by this Section 4, the certificates for the Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF DECEMBER 12, 1997 (THE "WARRANT AGREEMENT"), AMONG INTEGRATED ORTHOPAEDICS, INC., A TEXAS CORPORATION (THE "ISSUER"), FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P., AND FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P., AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     4.04 Termination of Restrictions. All of the restrictions imposed by this Section 4 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restriction imposed by this Section 4 shall terminate as to any Restricted Security as hereinabove provided, the Holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

     SECTION 5.     Dispositions of Securities.

     5.01 Dispositions of Securities.

          (a) Subject to compliance with the Securities Act, applicable state securities laws and the requirement as to placement of a legend on certificates for Restricted Securities specified in Section 4.03, this Warrant and all rights hereunder are transferable (subject to any restrictive legends hereon), in whole or in part, upon surrender of this Warrant to the Issuer, together with a written assignment of this Warrant duly executed by the Holder hereof or such Holder's agent or attorney. Such written assignment shall be in the form of the Assignment Form attached as Annex 2 hereto. Upon such surrender, the Issuer shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled.

          (b) The Warrant may be exchanged for other Warrants of the same series upon presentation to the Issuer, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder hereof. The Issuer shall execute and deliver a new Warrant or Warrants to the Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Issuer shall pay all expenses, taxes (other than Federal, state or local income taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants, including any transfer or exchange thereof.

          (c) The Issuer shall maintain books for the registration and transfer of the Warrants, and shall allow each Holder to inspect such books at such reasonable times as such Holder shall request.

     SECTION 6.     Adjustments.

     6.01 Dividends, Distributions and Purchases.

          (a) If the Issuer shall pay or distribute during any calendar quarter any cash dividend to holders of its Common Stock in excess of 0.75% of the market price of its Common Stock immediately prior to the declaration of such dividend, then (at the sole option of the Holder) either (i) the per share Exercise Price shall be adjusted downward by the per share amount of such dividend or (ii) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to the payment of such dividend by a fraction (A) the numerator of which shall be equal to the per share Exercise Price immediately prior to the payment of such dividend and (B) the denominator of which shall be equal to the per share Exercise Price as determined in clause (i) of this Section 6.01(a);

          (b) If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Common Stock of any evidence of indebtedness or other property of any nature whatsoever (other than as provided in Sections 6.01(a), 6.02, 6.03(i)(A) and 6.04(i)(A) hereof), the Issuer shall at the same time pay or distribute to each Holder of Warrants that are by their terms then exercisable (whether or not such Holder exercises such Warrants) the evidence of indebtedness or other property such Holder would have been entitled to receive if such Holder had exercised such Warrants immediately prior to the record date for such dividend or distribution; and

          (c) If at any time the Issuer shall propose to purchase or redeem any shares of its Common Stock owned by any of its Affiliates for cash, evidence of indebtedness or other property of any nature whatsoever, the Issuer shall deliver to each Holder of Warrants that are by their terms then exercisable or shares of Warrant Stock a notice of such proposed purchase or redemption, and each such Holder shall, at its option, have the right to require the Issuer to at the same time purchase or redeem Warrants that are by their terms then exercisable and shares of Warrant Stock owned by such Holder, pro-rata based on the number of shares of such other Common Stock to be so purchased or redeemed, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per Warrant or share of Warrant Stock, as the case may be, as is paid to the holders of such other Common Stock for each share of Common Stock so redeemed or purchased, minus, in the case of Warrants, the exercise price of the Warrants to be so purchased or redeemed.

     6.02 Subdivisions and Combinations.  If at any time the Issuer shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

          (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted so as to equal the number of shares of Warrant Stock that such Holder would have been entitled to receive if such Holder had exercised the Warrant immediately prior to the occurrence of such event.

     6.03 Issuance of Common Stock. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of any class or series of Common Stock or (B) shall otherwise sell or issue such securities and
(ii) the consideration per share of Common Stock to be paid upon such issuance or subscription is less than the Exercise Price on such record date, then (at the sole option of the Holder) either:

          (x) the Exercise Price shall be adjusted to be that price determined by dividing (i) an amount equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such issuance, distribution, subscription or purchase and (2) the then existing Exercise Price plus (B) the aggregate consideration, if any, received by the Issuer upon such issuance for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance, distribution, subscription or purchase; or

          (y) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such record date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding after giving effect to such issuance, distribution, subscription or purchase and (B) the Exercise Price determined immediately before such record date and (ii) the denominator of which shall be equal to the sum of (A) the product of
     (1) the number of shares of Common Stock outstanding immediately before such record date and (2) the Exercise Price determined immediately before such record date and (B) the aggregate consideration to be received by the Issuer for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased.

Aggregate consideration for purposes of this Section 6.03 shall be determined as follows: In case any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash payable to the Issuer, the consideration received therefor shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock.

     6.04 Issuance of other Securities, Rights or Obligation. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase options to purchase or rights to subscribe for Common Stock or security directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) or (B) shall otherwise issue or sell any such options, rights or securities and (ii) the consideration per share for which Common Stock is deliverable upon exercise of such options or rights or conversion or exchange of such securities (determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the issuance of or subscription for such options, rights or securities, plus the minimum aggregate amount of premiums (if any) payable to the Issuer upon such exercise, conversion or exchange, by (y) the total maximum number of shares of Common Stock necessary to effect the exercise, conversion or exchange of all such options, rights or securities) shall be less than the Exercise Price on such record date or sale or issuance date, as the case may be, then the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the total maximum number of shares of Common Stock outstanding after giving effect to the assumed exercise or conversion of all such options, rights or securities and (B) the Exercise Price determined immediately before such date and (ii) the denominator of which shall be equal to the sum of (A) the product of (l) the number of shares of Common Stock outstanding immediately before such date and (2) the Exercise Price determined immediately before such date and (B) the aggregate consideration per share (determined as set forth in subsection (ii)(x) and (y) above) for which Common Stock is deliverable upon exercise, conversion or exchange of such options, rights or securities; provided, however, that this Section 6.04 shall not apply to the issuance of Excluded Securities. Aggregate consideration for purposes of the immediately preceding clause
(B) shall be determined as follows: In case any options, rights or convertible or exchangeable securities (or options or rights with respect thereto) shall be issued or sold, or exercisable, convertible or exchangeable for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer (determined as set forth in subsection (ii)(x) and (y) above) therefor, after deduction therefrom of any expense incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable for a consideration other than cash payable to the Issuer, the consideration received therefor (determined as set forth in subsection (ii)(x) and (y) above) shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or excisable, convertible or exchangeable in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such options, rights or securities.

     6.05 Superseding Adjustment. If, at any time after any adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall have been made on the basis of the issuance of any options or rights, or convertible or exchangeable securities (or options or rights with respect to such securities) pursuant to Section 6.04 hereof:

          (a) the options or rights shall expire prior to exercise or the right to convert or exchange any such securities shall terminate; or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such options or rights or convertible or exchangeable securities shall be increased or decreased, other than under or by reason of provisions designed to protect against dilution;

such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such options or rights or convertible or exchangeable securities with respect to shares of Common Stock on the basis of

          (A) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise, conversion or exchange of such options, rights or securities as having been issued on the date or dates of such exercise, conversion or exchange and for the consideration actually received and receivable therefore, and

          (B) treating any such options, rights or securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable upon exercise, conversion or exchange of such options, rights or securities.

To the extent called for by the foregoing provisions of this Section 6.05 on the basis aforesaid, a new adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall be made, determined using the Exercise Price used at the time of the original determination, which new adjustment shall supersede the previous adjustment so rescinded and annulled. If the exercise, conversion or exchange price provided for in any such option, right or security shall decrease at any time under or by reason of provisions designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise, conversion or exchange of any such option, right or security, the Stock Unit purchasable upon the exercise of a Warrant shall forthwith be adjusted in the manner which would have obtained had the adjustment made upon issuance of such option, right or security been made upon the basis of the issuance of (and the aggregate consideration received for) the shares of Common Stock delivered as aforesaid.

     6.06 Other Provisions Applicable to Adjustments under this Section 6. The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock comprising a Stock Unit:

          (a) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed to be an issuance thereof for purpose of this Section 6.

          (b) In computing adjustments under this Section 6, fractional interest in Common Stock shall be taken into account to the nearest one-thousandth of a share.

          (c) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     6.07 Merger, Consolidation or Disposition of Assets. If the Issuer shall merge or consolidate with another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to the holders of Common Stock of the Issuer, then each Holder of Warrants that are by their terms then exercisable shall, at such Holder's election, have the right to receive (whether or not such Holder exercises such Warrants) the amount it would have been entitled to receive if such Holder had exercised such Warrants immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the Exercise Price of such Warrants, and shall thereupon be deemed to have exercised such Warrants. In case of any such merger, consolidation or disposition of assets in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board and reasonably acceptable to the Holders of a majority in interest of the Warrants) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. The foregoing provisions shall similarly apply to successive mergers, consolidations and dispositions of assets.

     6.08 Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections of this
Section 6 or an action taken in the ordinary course of the Issuer's business and consistent with past practice, then, unless in the reasonable opinion of the Board such action will not have a material adverse effect upon the rights of the Holders of the Warrant, the terms of the Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of Warrant Stock comprising a Stock Unit.

     6.09 Notice of Adjustments. Whenever the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by the Issuer's chief financial officer (or, if a majority in interest of the Holders so request after delivery of a certificate from the chief financial officer, signed by a firm of independent accountants of recognized national standing selected by the Issuer), setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock comprising a Stock Unit, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to each Holder. The Issuer shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of Warrants designated by the registered Holder hereof.

     6.10 Notice of Certain Corporate Action.  If the Issuer shall propose
(i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities, excluding the issuance, conversion, exercise or exchange of Excluded Securities; (v) to effect any capital reorganization, excluding the issuance, conversion, exercise or exchange of Excluded Securities; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to each Holder of Warrants a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or right offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     SECTION 7.     Holders' Rights.

     7.01 Delivery Expenses. If any Holder surrenders any certificate for Warrants or Warrant Stock to the Issuer or a transfer agent of the Issuer for exchange for instruments of other denominations or registered in another name or names, the Issuer shall cause such new instruments to be issued and shall pay the cost of delivering to such Holder from the Issuer or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

     7.02 Taxes. The Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants and Warrant Stock hereunder or in connection with any modification of this Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 7.02 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by the Issuer, any termination of this Agreement, and any cancellation or termination of the Warrants.

     7.03 Replacement of Instruments. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Stock, and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, provided that, if the Common Stock is not at the time publicly traded and the owner of the same is either of the Purchasers or an institutional lender or investor, its or their own agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender or cancellation thereof, at its expense, the Issuer, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.

     SECTION 8. Other Covenants of Issuer. The Issuer agrees with each Holder that, so long as any of the Warrants and/or Warrant Stock shall be outstanding:

     8.01 Restrictions on Performance. The Issuer shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement or the Warrants, or making such performance or the issuance of Warrant Stock upon the exercise of any Warrant a default under any such agreement or instrument.

     8.02 Modification of Other Equity Documents. The Issuer shall not amend or consent to any modification, supplement or waiver of any provision of any Other Equity Documents in any manner which would have an adverse effect on the Warrant Stock Holders, in each case without the prior written consent of the Holders of two-thirds of the Warrant Stock issued or issuable upon exercise of the Warrants. Without limiting the generality of the foregoing, the Issuer shall not amend, or consent to any modification, supplement or waiver of any provision of any Other Equity Documents in a way which would (i) restrict the transferability of the Warrants and the Warrant Stock, (ii) restrict the transferability of the rights of any Holder in this Agreement to any transferee of all or a portion of such Holder's Warrants and/or Warrant Stock or (iii) require any consent or other approval of any Person to the exercise of the Warrants by any Holder or the issuance of Warrant Stock upon such exercise or the admission of such Holder as a shareholder of the Issuer upon such exercise.

     SECTION 9.     Miscellaneous.

     9.01 Home Office Payment. Notwithstanding anything to the contrary in this Agreement or the Warrants, so long as either of the Purchasers or any nominee designated by either of them shall be a Holder, the Issuer shall punctually pay all amounts which become due and payable with respect to any Warrant or Warrant Stock to such Purchasers at the addresses registered on the books of the Issuer maintained for such purpose, or at such other place and in such manner as such Purchasers may designate by notice to the Issuer, without presentation or surrender of such Warrants or the making of any notation thereon. Each Purchaser agrees that prior to the sale, transfer or other disposition of a part of any Warrant, it will make notation thereon of the number of shares of Warrant Stock covered by the part of the Warrant sold, transferred or disposed, or surrender the same in exchange for a Warrant covering the number of shares of Warrant Stock remaining on the Warrant so surrendered. The Issuer agrees that the provisions of this Section 9.01 shall inure to the benefit of any other Holder registered on the books of the Issuer.

     9.02 Waiver.   No failure on the part of any Purchaser to exercise and
no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     9.03 Notices.

          (a) All notices, requests and other communications provided for herein and the Warrants (including any waivers or consents under this Agreement and the Warrants) shall be given or made in writing,

          (i)  if to the Issuer:

               Address for Notices:

               Integrated Orthopaedics, Inc.
               5858 Westheimer, Suite 500
               Houston, Texas  77057
               Attention: Chief Executive Officer
               Fax No.: (713) 339-2858

              (ii) if to Purchasers or any other Person who is the registered Holder of any Warrants or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of the Issuer;

or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Issuer; or, in the case of the Issuer, at such other address as the Issuer may designate in a notice to the Purchasers and all other Holders.

     (b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon-receipt.


     9.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuer and the Holders of two-thirds of the Warrant Stock issued or issuable upon exercise of the Warrants; provided, however, that (a) the consent of the Holders of any Warrant Stock or Warrants shall not be required with respect to any amendment or waiver which does not affect the rights or benefits of such class under this Agreement and (b) no such amendment or waiver shall, without the written consent of all Holders of such Warrant Stock and Warrants at the time outstanding, amend this Section 9.04.

     9.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.06 Survival. All representations and warranties made by the Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the issuance of the Warrants or the Warrant Stock regardless of any investigation made by or on behalf of the Purchasers. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Issuer hereunder.

     9.07 Specific Performance. Damages in the event of a breach of this Agreement by a Holder or the Issuer would be difficult, if not impossible, to ascertain and it is therefore agreed that each Holder and the Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Holder and the Issuer hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holders or the Issuer from pursuing any other rights and remedies at law or in equity which the Holders or the Issuer may have.

     9.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     9.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

     9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas without giving effect to the conflicts of law principles thereof.

     9.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in all force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal invalid or unenforceable provision as may be possible.

     9.12 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and together with the Warrants contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                              INTEGRATED ORTHOPAEDICS, INC.



                              By:
                              Name:
                              Title:


                              FW INTEGRATED ORTHOPAEDICS, L.P.


                              By:  GROUP 31, INC.,
                                   its General Partner

                                   By:
                                      Name:
                                      Title:


                              FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.

                              By:  FW GROUP GENPAR, INC.,
                                   its General Partner

                                   By:
                                      Name:
                                      Title:

                                                                 Annex 1
                                                                    To
                                                          Warrant Agreement

                             [Form of Warrant]


THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF DECEMBER 12, 1997 (THE "WARRANT AGREEMENT"), AMONG INTEGRATED ORTHOPAEDICS, INC., A TEXAS CORPORATION (THE "ISSUER"), FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P., AND FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P., AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Number of
Stock Units: _____________                             Warrant No. ________

                                  WARRANT

                        to Purchase Common Stock of

                       INTEGRATED ORTHOPAEDICS, INC.


     THIS IS TO CERTIFY THAT ___________________________________, or its
registered assigns (the "Holder"), is entitled to purchase ______ Stock Units at the Exercise Price (as defined below), in whole or in part, from time to time from Integrated Orthopaedics, Inc., a Texas corporation (the "Issuer"), at any time on and after July 1, 2000, but not later than 5:00 p.m., Houston time, on the Expiration Date (as defined below), subject to the terms and conditions hereinbelow provided. All capitalized terms unless otherwise defined herein shall have the meanings set forth in the Warrant Agreement. "Exercise Price" per share of Warrant Stock shall mean $8.00; provided, however, that, upon receipt of the requisite vote of the holders of Common Stock approving the following adjustment, the Exercise Price shall be the lesser of (i) $8.00, (ii) the average closing sales price of the Common Stock for the twenty trading days immediately prior to the Closing Date, (iii) the average closing sales price of the Common Stock for the twenty trading days immediately following the Closing Date, (iv) the average closing sales price of the Common Stock for the twenty trading days immediately following public disclosure of the Issuer's earnings for calendar 1998 and (v) the average closing sales price of the Common Stock for the twenty trading days immediately following public disclosure of the Issuer's earnings for calendar 1999. "Expiration Date" shall mean the fifth anniversary of the date on which this Warrant first becomes exercisable for Warrant Stock; provided, however, that the Issuer shall provide written notice to the Holder at least ten days before the Expiration Date (but no more than 30 days before the Expiration Date) informing the Holder that this Warrant is subject to this expiration provision; provided further that if no such notice is provided as contemplated by the immediately preceding proviso, the Expiration Date shall mean the date which is ten days after Holder's receipt of such notice. The number of Stock Units that this Warrant is exercisable for may be reduced in accordance with Schedule B hereto based on the Issuer's Revenue and EBITDA (each as defined below) for calendar years 1998 and 1999. "Revenue" shall mean accrual based gross clinic revenues less provisions for doubtful accounts, contractual adjustments and amounts retained by physician groups, which shall be audited by the Issuer's auditors in the course of their annual audit, consistent with past practices. "EBITDA" shall mean Revenue less all expenses except interest, taxes, depreciation and amortization. For purpose of calculating Revenue and EBITDA herein, any Revenue or EBITDA attributable to businesses other than the provision of professional medical services and ancillary services by Physician Practice Groups (as defined below) shall be excluded from such calculation. "Physician Practice Groups" are defined as (i) physicians and groups of physicians engaged in, and professional medical corporations and other entities employing or engaging physicians for, the provision of medical services and that have a management or similar relationship with the Issuer or a Subsidiary of the Issuer and (ii) physician practice management companies acquired by the Issuer or any of its Subsidiaries.
(In connection with any acquisition consummated by the Issuer subsequent to the Closing Date, the acquired business will be considered a Physician Practice Group for purposes of this Warrant unless the Purchasers shall object to such designation. If the Issuer and the Purchasers are unable to agree upon a designation with respect to an acquisition, the Board of Directors of the Issuer shall submit the issue for resolution to a special committee consisting of independent accountants and independent directors created by the Board of Directors of the Issuer. The determination of the special committee shall be final and binding upon the Issuer and Purchasers.)

     Notwithstanding any other provision herein, upon a Change of Control (as defined below), this Warrant shall immediately become exercisable, in whole or in part, from time to time, at any time prior to the Expiration Date. "Change of Control" is defined as (i) the acquisition by another person or group of persons of 35% or more of the outstanding shares of Common Stock of the Issuer (other than through a merger, consolidation or business combination with another physician practice management company approved by the Purchasers), (ii) a majority change in the Board of Directors over a twelve month period, (iii) a merger, consolidation, or other similar transaction with another entity in which the Issuer is not the surviving entity or in which the Issuer's shareholders do not own a majority of the shares in the combined entity or (iv) a sale of all or substantially all of the Issuer's assets.

     The Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer:

     (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "Exercise Notice");

     (b) payment of the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised (payable as set forth below); and

     (c)  this Warrant.

     The Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issuer or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, the Holder shall receive such number of shares of Warrant Stock as is equal to the product of (i) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator or which is the fair market value per share of Warrant Stock at such time minus the Exercise Price per share of Warrant Stock at such time, and the denominator of which is the fair market value per share of Warrant Stock at such time. Such Exercise Notice shall be substantially in the form of Schedule A hereto. Upon receipt thereof, the Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

     The certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of Warrant Stock, including, to the extent permitted by law, the right to vote Warrant Stock or to consent or to receive notice as a Shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, and all taxes required to be paid by the Holder, if any, pursuant to the Warrant Agreement, prior to the issuance of Warrant Stock have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

     The Issuer shall not be required to issue a fractional amount of Warrant Stock upon exercise of this Warrant. As to any fraction of a share of Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Warrant Stock on the date of exercise.

     THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:

                              INTEGRATED ORTHOPAEDICS, INC.


                              By:
                              Name:
                              Title:
Attest:


Secretary
                                                       Schedule A
                                                                      to
                                                                   Warrant

                             FORM OF EXERCISE

             (To be executed by the registered Holder hereof)

     The undersigned registered owner of this Warrant irrevocably [exercises this Warrant for the purchase of _______ Stock Units of INTEGRATED ORTHOPAEDICS, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant], [exchanges this Warrant for _______ Stock Units of INTEGRATED ORTHOPAEDICS, INC., all on the terms and conditions specified in this Warrant,] and requests that certificates for the shares of Warrant Stock be issued in accordance with the instructions given below, and, if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated:


                              (Signature of Registered Holder)


Instructions for issuance and
registration of Warrant Stock:



Name of Registered Holder
(please print)

Social Security or Other Identifying
Number:

Please deliver certificate to
the following address:



          Street


     City, State and Zip Code

                                                                 Schedule B
                                                                         to
                                                                    Warrant


                            EXPIRATION SCHEDULE


     The following expiration schedule is for all Warrants issued pursuant to the Warrant Agreement. If more that one Warrant is issued pursuant thereto, the number of Stock Units Expiring below shall be adjusted in each Warrant pro rata among the several Warrants issued.

     Actual 1998 Revenue(1)             Stock Units Expiring

     $48.1 million or less              none

     More than $48.1 million but        *
     less than $51.3 million

     $51.3 million or more              1,250,000

     * One Stock Unit shall expire for every $2.56 of Revenue in excess of $48.1 million, but in no event shall more than 1,250,000 Stock Units expire.


     Actual 1998 EBITDA(1)              Stock Units Expiring

     $7.6 million or less                    none

     More than $7.6 million but              *
     less than $8.1 million

     $8.1 million or more               1,250,000

     * One Stock Unit shall expire for every $0.40 of EBITDA in excess of $7.6 million, but in no event shall more than 1,250,000 Stock Units expire.


     Actual 1999 Revenue(2)             Stock Units Expiring

     $115.5 million or less             none

     More than $115.5 million but       *
     less than $138.7 million

     $138.7 million or more             1,250,000

     * One Stock Unit shall expire for every $18.56 of Revenue in excess of $115.5 million, but in no event shall more than 1,250,000 Stock Units expire.

     Actual 1999 EBITDA(2)              Stock Units Expiring

     $22.5 million or less                   none

     More than $22.5 million but        *
     less than $26.9 million

     $26.9 million or more              1,250,000

     * One Stock Unit shall expire for every $3.52 of EBITDA in excess of $22.5 million, but in no event shall more than 1,250,000 Stock Units expire.

----------------------------
(1) As determined after application of Positive Carryback or Negative Carryback (as such terms are defined below).

(2) As determined after application of Positive Carryforward or Negative Carryforward (as such terms are defined below).

For purposes of calculating expired Stock Units pursuant to the foregoing tables, the following provisions shall apply:

     (a) if 1998 Revenue is greater than $51.3 million or 1998 EBITDA is greater than $8.1 million, the amount of such overage shall be carried forward (a "Positive Carryforward") and added to 1999 Revenue or 1999 EBITDA, as the case may be;

     (b) if 1998 Revenue is less than $48.1 million or 1998 EBITDA is less than $7.6 million, the amount of such shortfall shall be carried forward (a "Negative Carryforward") and subtracted from 1999 Revenue or 1999 EBITDA, as the case may be;

     (c) if 1999 Revenue is greater than $138.7 million or 1999 EBITDA is greater than $26.9 million, the amount of such overage shall be carried back (a "Positive Carryback") and added to 1998 Revenue or 1998 EBITDA, as the case may be; and

     (d) if 1999 Revenue is less than $115.5 million or 1998 EBITDA is less than $22.5 million, the amount of such shortfall shall be carried back (a "Negative Carryback") and subtracted from 1998 Revenue or 1998 EBITDA, as the case may be.

     Expiring Warrants for all periods pursuant to the foregoing tables may be determined only after the Issuer's audited financial statements for the year ended December 31, 1999 are delivered because of the impact of Positive Carrybacks or Negative Carrybacks.
                       Annex 2
                                                                   To
                                                          Warrant Agreement

                            FORM OF ASSIGNMENT

             (To be executed by the registered Holder hereof)


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undesigned under this Warrant with respect to the number of shares of Warrant Stock covered thereby set forth hereinbelow unto:





Name of Assignee

Address
Number of Shares
of Warrant Stock


















Dated:


                              Signature of Registered Holder




                              Name of Registered Holder
                              (Please Print)

Witness:

                             WARRANT AGREEMENT


                                   Among


                      INTEGRATED ORTHOPAEDICS, INC.,


                FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.


                                    AND

               FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.




                       Dated as of December 12, 1997

                             TABLE OF CONTENTS

                                                                       Page

SECTION 1. Definitions; Accounting Terms and Determinations. . . . . . .  1
     1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02  Accounting Terms and Determinations . . . . . . . . . . . . .  4

SECTION 2. Purchase and Sale of Warrant. . . . . . . . . . . . . . . . .  5
     2.01  Authorization and Issuance of Warrant Stock and Warrants. . .  5
     2.02  Issuance of the Warrant . . . . . . . . . . . . . . . . . . .  5
     2.03  Securities Act Compliance . . . . . . . . . . . . . . . . . .  5

SECTION 3. Representations and Warranties. . . . . . . . . . . . . . . .  5

SECTION 4. Restrictions on Transferability . . . . . . . . . . . . . . .  5
     4.01  Transfers Generally . . . . . . . . . . . . . . . . . . . . .  5
     4.02  Transfers of Restricted Securities Pursuant to Registration
           Statements, Rule 144 and Rule 144A. . . . . . . . . . . . . .  6
     4.03  Restrictive Legends . . . . . . . . . . . . . . . . . . . . .  6
     4.04  Termination of Restrictions . . . . . . . . . . . . . . . . .  6

SECTION 5. Dispositions of Securities. . . . . . . . . . . . . . . . . .  7
     5.01  Dispositions of Securities. . . . . . . . . . . . . . . . . .  7

SECTION 6. Adjustments . . . . . . . . . . . . . . . . . . . . . . . . .  7
     6.01  Dividends, Distributions and Purchases. . . . . . . . . . . .  7
     6.02  Subdivisions and Combinations . . . . . . . . . . . . . . . .  8
     6.03  Issuance of Common Stock. . . . . . . . . . . . . . . . . . .  9
     6.04  Issuance of other Securities, Rights or Obligation. . . . . . 10
     6.05  Superseding Adjustment. . . . . . . . . . . . . . . . . . . . 11
     6.06  Other Provisions Applicable to Adjustments under this Section 6 12
     6.07  Merger, Consolidation or Disposition of Assets. . . . . . . . 12
     6.08  Other Action Affecting Common Stock . . . . . . . . . . . . . 13
     6.09  Notice of Adjustments . . . . . . . . . . . . . . . . . . . . 13
     6.10  Notice of Certain Corporate Action. . . . . . . . . . . . . . 13

SECTION 7. Holders' Rights . . . . . . . . . . . . . . . . . . . . . . . 14
     7.01  Delivery Expenses . . . . . . . . . . . . . . . . . . . . . . 14
     7.02  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.03  Replacement of Instruments. . . . . . . . . . . . . . . . . . 15

SECTION 8. Other Covenants of Issuer . . . . . . . . . . . . . . . . . . 15
     8.01  Restrictions on Performance . . . . . . . . . . . . . . . . . 15
     8.02  Modification of Other Equity Documents. . . . . . . . . . . . 15

SECTION 9. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.01  Home Office Payment . . . . . . . . . . . . . . . . . . . . . 15
     9.02  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     9.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     9.04  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . 17
     9.05  Successors and Assigns. . . . . . . . . . . . . . . . . . . . 17
     9.06  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     9.07  Specific Performance. . . . . . . . . . . . . . . . . . . . . 17
     9.08  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.09  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.11  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 18
     9.12  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . 18

                                     EXHIBIT C










                               OPINION OF
             WILLKIE FARR & GALLAGHER INTENTIONALLY OMITTED

                               EXHIBIT D










                               OPINION OF
            HUTCHESON & GRUNDY, L.L.P. INTENTIONALLY OMITTED

                                 EXHIBIT E

                       REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of December 12, 1997, by Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), for the benefit of FW Integrated Orthopaedics Investors, L.P., a Texas limited partnership, and FW Integrated Orthopaedics Investors II, L.P., a Texas limited Partnership (each a "Purchaser" and collectively, the "Purchasers"), and their Permitted Transferees.

                           W I T N E S S E T H:

     WHEREAS, the Company and the Purchasers (and for limited purposes, Chartwell Capital Investors, L.P.) have entered into a Securities Purchase Agreement, dated as of December 12, 1997 (the "Securities Purchase Agreement"), pursuant to which the Purchasers have agreed to purchase, and the Company has agreed to sell, 250,000 shares of Series B Convertible, Non-Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred") and contingent warrants ("Warrants" and together with the Series B Preferred, the "Securities") to acquire shares of common stock, par value $.001 per share, of the Company ("Common Stock"), all in accordance with the terms and subject to the conditions set forth in the Securities Purchase Agreement; and

     WHEREAS, in order to induce the Purchasers to accept the unregistered securities of the Company, the Company has agreed to provide registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred and upon exercise of the Warrants and with respect to any other Common Stock hereafter acquired by the Purchasers.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

     a. Definitions. Unless otherwise defined herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements, and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or other day on which banking institutions in the City of Houston, Texas shall be permitted or required by law or executive order to be closed.

     "Closing Date" shall mean the date on which the Securities shall be issued by the Company to the Purchasers in accordance with the Securities Purchase Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Form S-3" shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     "Holders" shall mean the Purchasers and each Permitted Transferee.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Permitted Transferee" shall mean a transferee or assignee of Securities or Registrable Securities, which were transferred or assigned pursuant to
Section 10 hereof.

     "Registrable Securities" shall mean (i) shares of Common Stock owned by a Holder, whether acquired on the date hereof or hereafter acquired, and any other securities issued or issuable with respect to such Registrable Securities by way of dividend or stock split or in connection with any combination of shares of Common Stock, recapitalization, exchange, merger, consolidation or reorganization and (ii) the Warrants and the Series B Preferred (for purposes of a Demand Registration (as defined in Section 2)); provided, that any Registrable Security shall cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or
(c)(i) it has been otherwise transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer and (iii) it may be resold without subsequent registration under the Securities Act.

     "Requesting Holders" shall mean any Holders requesting registration of its or their Registrable Securities in accordance with the terms of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     b.    Demand Registration.

           (a) Request for Registration. (i) Subject to Section 5 hereof, at any time following the Closing Date, the Holders holding a majority of the then outstanding Registrable Securities (on an "as converted" and "as exercised" basis) may make a written request of the Company (a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of its or their Registrable Securities.

           The Demand Request shall specify the number of shares of Registrable Securities proposed to be sold by the Requesting Holders making such Demand Request. Subject to Section 4(b), the Company shall file the Demand Registration as soon as practicable and in any event within 60 days after receiving the Demand Request (the "Required Filing Date") and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing; provided, that the Company need effect only three Demand Registrations pursuant to this Section 2.

           (b) Effective Registration. A registration shall not count as a Demand Registration until it has been declared effective by the Commission (unless the Requesting Holders withdraw all their Registrable Securities, in which case such demand shall count as a Demand Registration unless (i) the Requesting Holders pay all registration expenses (excluding the cost of Company personnel) in connection with such withdrawn registration, (ii) the Holders have learned of a material adverse change in the condition, business or prospects of the Company not known to the Holders at the time of their Demand Request or (iii) the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is reduced by more than 50% pursuant to Section 2(d)); provided that if, after the registration has become effective, an offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration shall be deemed not to have been declared effective.

           (c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering (or a "best efforts" underwritten offering upon the written consent of the Requesting Holders). The Requesting Holders holding a majority of the shares of Registrable Securities to be registered in a Demand Registration shall select the managing underwriter or underwriters to be used in connection with the offering; provided that such selections shall be subject to the reasonable consent of the Company.

           (d) Priority on Demand Registrations. No securities to be sold for the account of any person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of other persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of Requesting Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of shares of Common Stock requested to be included in such registration by each such Requesting Holder.

           (e) Rights of Non-Requesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten Business Days) give written notice of such proposed Demand Registration to all other Holders who shall have the right, exercisable by written notice to the Company within 20 Business Days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request on the same terms as the Requesting Holders who delivered the initial Demand Request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be considered "Requesting Holders" for purposes of this Agreement.

     c.    Piggy-Back Registration.

           (a) Notice by Company. Subject to the provisions of this Agreement, if the Company at any time proposes to file on its behalf and/or on behalf of any of its equity holders a registration statement under the Securities Act on any form (other than a registration statement (i) pursuant to Sections 2 or 4 or (ii) on Form S-8 or any successor form for securities to be offered to employees of the Company pursuant to any employee benefit plan), the Company will give written notice to all Holders, at least 30 days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. Subject to this Agreement, the notice shall offer to include in such filing the aggregate amount of Registrable Securities as such Holders may request.

           (b) Procedure. Each Holder desiring to have such Registrable Securities registered under this Section 3 shall so advise the Company, in writing, within 20 Business Days after the date of receipt of such offer from the Company, setting forth the amount of Registrable Securities for which registration is requested by such Holder. The Company shall thereupon include in such filing the amount of such Registrable Securities for which registration is so requested, subject to the next two sentences, and shall use best efforts to effect registration under the Securities Act of such Registrable Securities. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, including all the Registrable Securities requested to be included in such registration would cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated first to the Company or the holder initiating such request for registration, as appropriate, and then, to the extent that any additional securities can, in the opinion of such managing underwriter or underwriters, be sold without any such Material Adverse Effect, pro rata among the Holders of Registrable Securities and other holders requesting their securities of the Company to be registered pursuant to similar piggy-back registration rights on the basis of the number of shares of Registrable Securities requested to be included in such registration of each Holder and the number of shares of other securities requested to be included in such registration of each other holder having similar piggy-back registration rights. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of any of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or such other equity holder would materially and adversely affect the distribution of such securities by the Company or such other equity holder, then the Holders shall have no right to have any of their securities included in such registration. The Company may discontinue registration of any of its securities which are not Registrable Securities (and, in connection with any piggy-back registration described in this Section 3, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto.

           (c) Unlimited Rights. Each Holder shall be entitled to the registration rights set forth in this Section 3 for so long as such Holder owns Registrable Securities, regardless of the number of times such Holder is offered or has exercised such rights.

     d.    Shelf Registration.

           (a) Request for Registration. At any time following the Closing Date, the Holders holding a majority of the then outstanding Registrable Securities (on an "as converted" and "as exercised" basis) may make a written request of the Company (a "Shelf Request") for registration on Form S-3 (a "Shelf Registration") of all or part of its or their Registrable Securities; provided, that the Company is eligible to use Form S-3.

           The Shelf Request shall specify the number of shares of Registrable Securities proposed to be sold by the Requesting Holders making such Shelf Request. The Company shall file the Shelf Registration as soon as practicable and in any event within 60 days after receiving the Shelf Request and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Each Holder shall be entitled to the registration rights set forth in this Section 4 for so long as such Holder owns Registrable Securities, regardless of the number of times such Holder is offered or has exercised such rights.

           (b) Selection of Underwriters. If the Requesting Holders holding a majority of the shares of Registrable Securities to be registered in such Shelf Registration shall elect to distribute such securities pursuant to an underwritten offering, such Holders shall select the managing underwriter or underwrites to be used in connection with the Shelf Registration; provided that such selections shall be subject to the reasonable consent of the Company. The Company shall not be obligated to effect an underwritten Shelf Registration unless the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities, if any, at an aggregate price to the public greater than $5,000,000.

           (c) Priority on Shelf Registrations. No securities to be sold for the account of any person (including the Company) other than a Requesting Holder shall be included in a Shelf Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not have a Material Adverse Effect. Furthermore, in the event the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of other persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Shelf Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of Requesting Holders to be included in such Shelf Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of shares of Common Stock requested to be included in such registration by each such Requesting Holder. For purposes of this Section 4(c), in the event that a Shelf Registration is not underwritten, such determinations relating to the inclusion of securities in such Shelf Registration shall be made in good faith by the Requesting Holders holding a majority of the shares of Registrable Securities to be registered in such Shelf Registration.

           (d) Rights of Non-Requesting Holders. Upon receipt of any Shelf Request, the Company shall promptly (but in any event within ten Business Days) give written notice of such proposed Shelf Registration to all other Holders who shall have the right, exercisable by written notice to the Company within 20 Business Days of their receipt of the Company's notice, to elect to include in such Shelf Registration such portion of their Registrable Securities as they may request on the same terms as the Requesting Holders who delivered the initial Shelf Request.

     e.    Holdback Provisions and Other Limitations.

           (a) Restrictions on Public Sale. Each Holder participating in a registration pursuant to Section 2 agrees not to effect any public sale or distribution of the class of securities being registered or of any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90 days after, the effective date of a registration statement filed pursuant hereto except as part of such registration, if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; provided, that all executive officers and directors of the Company then holding Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) enter into similar agreements.

           (b) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Sections 2 or 4 until a date not later than 60 days after the Required Filing Date if
(i) at the time the Company receives the Demand Request, the Company or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or (ii) the Company had received, prior to receiving the Demand Request, a separate written demand request from a different person or group of persons having contractual rights (whether exercisable alone or in connection with other rights) to require the Company to file a registration statement (a "preferred request") and is proceeding with reasonable diligence to comply with the preferred request, or (iii) prior to receiving the Demand Request, the Board of Directors had formally determined to effect a registered underwritten public offering of the Company's equity securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting and entering into a letter of intent with the managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 5(b) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause
(i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause
(ii) of the preceding sentence, the preferred request is withdrawn or effected, or in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 5(b), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 5(b) and the basis therefor in reasonable detail; provided, that the Company may not utilize this right more than [twice] in any 12-month period. Within 20 Business Days after receiving such certificate, the Holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request or the Shelf Request shall be deemed not to have been made for all purposes of this Agreement.

     f.    Registration Procedures.

           (a) Action of the Company. If the Company is required by the provisions of Sections 2, 3 or 4 hereof to use best efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as expeditiously as possible:

                    (i) prepare and file with the Commission a registration statement with respect to such securities and use best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the Holders thereof, but not to exceed 12 months; provided, that such 12-month period shall be extended for a period of time equal to the period the Holder(s) refrain(s) from selling any securities included in such registration at the request of the Company or an underwriter of such securities;

                        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 12 months;

                       (iii) furnish to such selling Holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling Holders may reasonably request;

                        (iv) use best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall request, and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                    (v) furnish, at the request of any Holder requesting registration of such Registrable Securities pursuant to Sections 2, 3 or 4 hereof, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in a customary form and covering matters of the type customarily covered in such legal opinions; and (ii) a comfort letter dated as of such date, from the independent certified public accountants of the Company addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letter to such Holders, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters. Such opinion of counsel shall additionally cover such other legal matters regarding the registration in respect of which such opinion is being given as the Holders holding a majority of the Registrable Securities being so registered may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) regarding the registration in respect of which such letter is being given as the Holders holding a majority of the Registrable Securities being so registered may reasonably request;

                        (vi) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                       (vii) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act; and

                        (ix) cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

           (b) Information to be Provided by Holders. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities that are to be registered at the request of any Holder of the Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     g. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD and the American Stock Exchange), printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all selling Holders of Registrable Securities, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 6(d), shall be paid by the Company except that the Company shall not be liable for any discounts or commissions to any underwriter in respect of the securities sold by such Holder.

     h.    Indemnification and Contribution.

           (a) Indemnification by Company. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, its officers, directors, partners, legal counsel, each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder, officer, director, partner, legal counsel, or any such participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and shall reimburse such Holder, officer, director, partner, legal counsel or such participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder, officer, director, partner, legal counsel or such participating person or controlling person in connection with investigating and defending or settling any such expense, loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such participating person or controlling person, and shall survive the transfer of such securities by such Holder.

           (b) Indemnification by Holders. Each Holder, by acceptance of the Registrable Securities, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Holder and contained in (or omitted from, as the case may be), on the effective date of, any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, in no event shall any Holder be liable for an amount in excess of the net proceeds received from all Registrable Securities offered and sold by such Holder pursuant to such registration statement.

           (c) Contribution. If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, in no event shall any Holder be required to contribute any amount in excess of the net proceeds received from all Registrable Securities offered and sold by such Holder pursuant to such registration statement.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (d) Notice and Defense of Claims. Whenever a claim shall arise for indemnification under this Section 8, the indemnified party shall promptly notify the indemnifying party of such claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the indemnifying party may, at its sole expense, assume the defense thereof. If an indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall be entitled to select counsel reasonably acceptable to the indemnified party and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the prior written consent of the indemnified party, which shall not be unreasonably withheld (it being understood that the indemnified party may not withhold consent to any settlement involving only a monetary payment where the indemnifying party is ready, willing and able to pay such amount); and, provided further, that the indemnified party may, at its own expense, participate in any such proceeding with the counsel of its choice. If the indemnifying party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (after giving notice of the same to the indemnifying party) on such terms as the indemnified party may deem appropriate, and the indemnifying party will promptly indemnify the indemnified party in accordance with the provisions of this Section 8.

     i. Public Information. The Company covenants and agrees that for so long as the Common Stock shall be registered under Section 12(b) or 12(g) of the Exchange Act or the Company shall be subject to the reporting requirements of Section 15(d) of the Exchange Act, at any time when any Holder so entitled desires to make sales of any Registrable Securities in reliance on Rule 144 under the Securities Act either (i) there will be available adequate current public information with respect to the Company as required by Rule 144, or (ii) if such information is not available the Company will use its best efforts to make such information available without delay. Without limiting the foregoing, the Company covenants and agrees that for so long as the Common Stock shall be registered under Section 12(b) or 12(g) of the Exchange Act or the Company shall be subject to the reporting requirements of Section 15(d) of the Exchange Act, it will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Holder so requesting a written statement that the Company has complied with all such reporting requirements.

     j. Transfer or Assignment of Registration Rights. If any person shall acquire Securities or Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such person shall be entitled to receive the rights granted to a Holder under this Agreement, including the rights to cause the Company to register the Registrable Securities; provided that, (i) the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (ii) the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement.

     k.    Miscellaneous.

           (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities (on an "as converted" and "as exercised" basis) then outstanding.

           (b) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement will be in writing and (i) delivered personally, (ii) sent by telefacsimile, (iii) delivered by a nationally recognized overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, as follows:

                    (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                         With a copy to

                         Weil, Gotshal & Manges LLP
                         100 Crescent Court
                         Suite 1300
                         Dallas, Texas  75201
                         Attention:  David A. Spuria
                         Telecopy Number:  (214) 746-7777

                        (ii)  If to the Company, at

                         Integrated Orthopaedics, Inc.
                         5858 Westheimer, Suite 500
                         Houston, Texas  77057
                         Attention:  Chief Executive Officer
                         Telecopy Number:  (713) 339-2858

                         With a copy to

                         Willkie Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York 10022
                         Facsimile No.: (212) 821-8111
                         Attention:     Bruce R. Kraus

Every notice, demand, request, consent, approval, declaration, delivery or other communication required or permitted under this Agreement that is addressed as provided in this Section 11(b) will (x) if delivered personally or by overnight courier service, be deemed given upon delivery; (y) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (z) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

           (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns including any person to whom the Securities or any Registrable Securities are transferred in accordance with their terms and the terms of any agreement relating thereto.

           (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (e) Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard to the provisions thereof relating to conflict of laws.

           (f) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           (g) Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

           (h) No Inconsistent Agreement. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities pursuant to this Agreement.

               [Remainder of page left blank intentionally]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   INTEGRATED ORTHOPAEDICS, INC.


                                   By:
                                   Name:
                                   Title:




Accepted and Acknowledged by:

FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.


By:  GROUP 31, INC.,
     its General Partner

     By:
     Name:
     Title:



FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.

By:  FW GROUP GENPAR, INC.,
     its General Partner

     By:
     Name:
     Title:

EXHIBIT F

FIRST AMENDMENT
        TO
               INVESTMENT AGREEMENT


     This First Amendment, dated as of December 12, 1997 (this "Amendment"), by and between Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), and Chartwell Capital Investor, L.P., a Delaware limited partnership ("Investor"), hereby amends that certain Investment Agreement, dated as of April 12, 1996, by and between the Company and Investor (the "Investment Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Investment Agreement.

                                WITNESSETH:

     WHEREAS, the Company and Investor desire to amend the Investment
Agreement;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     l.    Amendment of Section 7.  Section 7 (consisting of subsections
7.1 through 7.8) of the Investment Agreement is hereby amended to read in its entirety as follows:

     "Section 7.  INTENTIONALLY OMITTED."

     m. Addition of Section 10.14. The following Section is hereby added to the Investment Agreement to appear immediately following Section 10.13:

     "Section 10.14 Board Visitation Rights. The Company hereby agrees that on and after December 12, 1997, and until the Termination Date, the Investor shall be entitled, upon written invitation of the Board of Directors of the Company (the "Board") (which invitation may be withheld or qualified at the sole discretion of the Board), to send one representative to attend as an observer any regularly scheduled or special meeting of the Board; provided, however, that at any meeting in which such a representative of Investor is present, the Board may request that such representative vacate the meeting of the Board if the Board deems that the information to be discussed is of a sensitive nature, and the representative shall honor any such request. The Company shall reimburse Investor for all reasonable out of pocket costs and expenses in connection with the attendance by any such representative of Investor at any such meeting of the Board.

     n. Approval. The signatures of each of the parties below shall constitute the approval of each such party for all purposes to the form, terms and provisions of this Amendment.

     o. Governing Law. This Amendment shall be governed and construed is accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law.

     p. Fees and Expenses. The Company shall reimburse Investor for all reasonable out of pocket costs and expenses (including without limitation the fees and disbursements of Investor's counsel) in connection with the review, execution and delivery of this Amendment, the modification of all documents and instruments related to or contemplated by the Investment Agreement, and the entry by the Company into the Securities Purchase Agreement, dated December 12, 1997, with FW Integrated Orthopaedics Investors, L.P., FW Integrated Orthopaedics Investors II, L.P., and the other parties signatories thereto, and the transactions contemplated thereby; provided, however, that the Company shall not be required to reimburse Investor for any costs or expenses in excess of $6,500.

     q. No Further Amendment; Counterparts. Except as amended hereby, the Investment Agreement shall remain in full force and effect. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.



                         INTEGRATED ORTHOPAEDICS, INC.


                         By:
                         Name:
                         Title:




                         CHARTWELL CAPITAL INVESTORS, L.P.

                         By:  Chartwell Capital Partners, L.P., its
                              General Partner

                         By:  Chartwell Partners, L.P., its General
                              Partner

                         By:  Chartwell, Inc., its General Partner


                         By:
                         Name:
                         Title:

                               EXHIBIT G

                           TERMINATION AGREEMENT


          This Termination Agreement (this "Termination Agreement") is made and entered into this 12th day of December, 1997, by and between Integrated Orthopaedics, Inc. (f/k/a DRCA Medical Corporation), a Texas corporation (the "Company"), and Chartwell Capital Investors, L.P., a Delaware limited partnership ("Chartwell").

          WHEREAS, the Company and Chartwell are parties to that certain Consulting Agreement dated as of April 12, 1996, as amended, pursuant to which, among other things, Chartwell is engaged to provide to the Company certain advisory services (the "Consulting Agreement"); and

          WHEREAS, the parties hereto deem it to be in their respective best interests to terminate the Consulting Agreement on the terms set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and subject to the terms and conditions set forth below, the parties hereto agree as follows:

          1. Subject to Section 2 below, the Consulting Agreement is hereby terminated, and neither party thereto shall have any further liability or obligation to the other party thereto in connection with or related to the Consulting Agreement.

          2. This Termination Agreement shall be effective upon the Closing Date (as defined in the Securities Purchase Agreement dated December 12, 1997, by and among FW Integrated Orthopaedics Investors, L.P., a Texas limited partnership, FW Integrated Orthopaedics Investors II, L.P., a Texas limited partnership, the Company, and, for certain limited purposes, Chartwell and certain other parties).

          3. This Termination Agreement supersedes and replaces any and all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof, states the entire agreement and understanding among the parties and may not be amended, supplemented, or modified in any manner other than by a written instrument executed by all parties. This Termination Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

          4. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to principles of conflicts of laws).

          IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the date first above written.

                              INTEGRATED ORTHOPAEDICS, INC.


                              By:
                              Name:
                              Title:


                              CHARTWELL CAPITAL INVESTORS, L.P.

                                   By:  CHARTWELL CAPITAL

                                        PARTNERS, L.P.,
                                        its General Partner

                                   By:  CHARTWELL PARTNERS, L.P.,
                                        its General Partner

                                   By:  CHARTWELL, INC.,
                                        its General Partner


                                   By:
                                   Name:
                                   Title:


                                 EXHIBIT H

CERTIFICATE OF DESIGNATION AND DETERMINATION OF RIGHTS AND PREFERENCES OF
            CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A,
                                   OF
                      INTEGRATED ORTHOPAEDICS, INC.


     Integrated Orthopaedics, Inc., a Texas corporation (the "Company"), does hereby certify that:

     FIRST:    The name of the Company is Integrated Orthopaedics,
Inc.

     SECOND:   By unanimous vote of the Board of Directors of the
Company (the "Board of Directors") at a meeting duly called and held, the following resolutions were duly adopted:

          RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended through the date hereof, of the Company (the "Articles of Incorporation"), a series of the class of authorized Preferred Stock, with a par value of $0.01 per share, of the Company be hereby created, and that the designation of amount thereof and the voting powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions of such series, be as set forth below; and

          RESOLVED FURTHER, that such provisions supersede any prior certificate of designation filed by the Company with the Secretary of State of the State of Texas with respect to such series of the class of Preferred Stock authorized hereby.

          10. Designation. The designation of the Series of Preferred Stock authorized hereby shall be "Cumulative Convertible Preferred Stock, Series A" ("Series A Preferred Stock") with a par value of $0.01 per share, and 26,000 shares are hereby authorized for issuance.

          11. Ranking. The Series A Preferred Stock shall rank as to dividends (i) senior to the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and any other class or series of capital stock that by its express terms provides that it ranks junior to the Series A Preferred Stock as to dividends or that does not expressly provide for any ranking as to dividends ("Junior Securities"), (ii) on a parity with the Series B Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock") and any other class or series of capital stock that by its express terms provides that it ranks on a parity with the Series A Preferred Stock as to payment of dividends ("Parity Securities") and (iii) junior to any class or series of capital stock that by its express terms provides that it ranks senior to the Series A Preferred Stock ("Senior Securities").

          12. Dividends. The holders of Series A Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of
(i) $8.00 per share for the period beginning on the date of issuance and ending on June 30, 2001, (ii) $10.00 per share for the period beginning July 1, 2001 and ending on June 30, 2002, (iii) $12.00 per share for the period beginning July 1, 2002 and ending on June 30, 2003, and (iv) $16.00 per share after July 1, 2004 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per annum, and no more, payable quarterly on March 31, June 30, September 30 and December 31. Such dividends shall first be payable on June 30, 1999. Such dividends shall be payable in preference and priority to any payment of any cash dividend on Junior Securities, when and as declared by the Board of Directors of the Company. Notwithstanding the foregoing, the Company may defer payment of accrued dividends to the holders of the Series A Preferred Stock to the extent the dividends cannot be paid from the Company's "Free Cash Flow" (as hereinafter defined). Such dividends may be deferred until the earlier of such times as Free Cash Flow is available for payment of same or June 30, 2001.

          Free Cash Flow is defined as the Net Increase in Cash and Cash Equivalents (as expressed in the Company's "Consolidated Statement of Cash Flows" for the number of months which have passed since the end of the prior fiscal year, calculated as of the end of the month most recently ended prior to the due date of a dividend payment), adjusted to eliminate any net cash provided or used by financing activities, minus any accrued dividends on Series A Preferred Stock, less $750,000.

          Such dividends shall (even though such dividends are not payable until beginning June 30, 1999) accrue with respect to each share of Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Securities or (other than dividends on Series B Preferred Stock or other Parity Securities paid in additional shares of Series B Preferred Stock) any Parity Securities and before any purchase or acquisition of any Junior Securities or Parity Securities is made by the Company. At the earlier of:
(1) the redemption of the Series A Preferred Stock, (2) the liquidation, sale or merger of the Company or (3) June 30, 2001, any accrued but unpaid dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock.

          The Company shall give written notice, sent by first class certified mail, postage prepaid and return receipt requested, specifying the date and amount of each dividend to be paid on Series A Preferred Stock, at least 5 days in advance of the dividend payment date to all holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company on the date of such notice. Each dividend shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company on the corresponding dividend payment date. Anything contained in this Section 3 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock with respect to which dividends are to be paid in accordance with this Section shall have the right, exercisable at any time up to the close of business on the applicable dividend payment date to convert all or any part of such shares into shares of Common Stock pursuant to Section 10 hereof and for such purpose such dividend shall not be deemed to have been paid or set apart at the date of such conversion.

          13. Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series A Preferred Stock shall be entitled to receive payment of $100 per share held by them, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared to the date of such payment.
If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributed among the holders of shares of Series A Preferred Stock and the holders of all Parity Securities shall be insufficient to pay in full the respective preferential amounts on shares of Series A Preferred Stock and all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and the holders of Parity Securities ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. For the purpose of this Section 4, none of the merger or the consolidation of the Company into or with another corporation or the merger or consolidation of any other corporation into or with the Company or the sale, transfer, or other disposition of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

          14.  Retirement of Shares.  Shares of Series A Preferred
Stock that have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and not reissued and shall resume the status of authorized but unissued and non-designated shares of preferred stock of the Company.
          15. Voting. Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 10 hereof at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited. Each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except for the election of directors and as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, and except for the vote of the Series A Preferred Stock provided for in Section 7 and Section 8 hereof, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          16. Special Voting Rights. After June 30, 2001, the number of directors constituting the Board of Directors of the Company shall be increased by one, and the holders of Series A Preferred Stock, voting as a separate series shall be entitled by written consent or at the next annual meeting of stockholders or the next special meeting of stockholders, or at a special meeting of holders of Series A Preferred Stock called as hereinafter provided, to elect a director to fill such newly created directorship, without diminution of their right to participate with holders of Common Stock and holders, if any, of any other capital stock of the Company entitled to vote for the election of directors in the election of any other directors.

          Whenever such voting right shall vest, it may be exercised initially by consent in writing of the holders of two-thirds of the Series A Preferred Stock at the time outstanding or at a special meeting of holders of Series A Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Company within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

          Any director who shall have been elected by holders of Series A Preferred Stock as a series pursuant to this subsection shall hold office for a term expiring (subject to the earlier termination of arrearages) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of Series A Preferred Stock given at a special meeting of such stockholders called for the purpose or by written consent of two-thirds. Any vacancy created by such removal may also be filled at such meeting or by such a consent. A meeting for the removal of a director elected by holders of Series A Preferred Stock as a series and the filling of the vacancy created thereby shall be called by the Secretary of the Company within ten days after receipt of a written request therefor, signed by the holders of not less than 25% of the votes of the then outstanding shares of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

          Any vacancy caused by the death, resignation, or expiration of term (except upon a termination of arrearages) of a director who shall have been elected by the holders of Series A Preferred Stock as a series pursuant to this subsection may be filled only by the holders of Series A Preferred Stock by written consent of two-thirds, at any annual or special stockholders' meeting, or at a meeting called for such purpose. Such meeting of the holders of Series A Preferred Stock shall be called by the Secretary of the Company at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock.

          If any meeting of the holders of Series A Preferred Stock required by this subsection to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Company or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, then holders of record of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such a meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

          Any meetings of holders of Series A Preferred Stock to vote as a series for the election or removal of directors shall be held at such place or places designated in the Company's Bylaws for meeting of its stockholders or at such other place as the holders of at least 10% of the votes of the then outstanding shares of Series A Preferred Stock may designate. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Series A Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

          17. Other Rights and Amendments. Except as otherwise provided by law, without the written consent of two-thirds of the outstanding shares of Series A Preferred Stock or the vote of holders of two-thirds of the outstanding shares of Series A Preferred Stock (voting as a class) at a meeting of the holders of Series A Preferred Stock called for such purpose, the Company will not (i) create, authorize or issue any Parity Securities or Senior Securities, (ii) increase the authorized number of shares of Series A Preferred Stock or (iii) amend, alter, repeal or waive any provision of the bylaws, the Articles of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights, powers or other terms of the Series A Preferred Stock.

          18. Issuance. The Company will not issue more than 26,000 shares of Series A Preferred Stock.

          19.  Conversion.  The outstanding shares of Series A
Preferred Stock shall be convertible into Common Stock as follows:

          19.1 Optional Conversion.

               (a) At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Common Stock as provided herein.

               (b) Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          19.2 Mandatory Conversion.

               (a) Mandatory Conversion Event. The Company may, at its option, require all (and not less than all) holders of shares of Series A Preferred Stock then outstanding to convert their shares of Series A Preferred Stock into shares of Common Stock, at the then effective Conversion Price if the average daily trading volume of Common Stock for the 30 consecutive days of trading ending not more than 5 calendar days immediately preceding the date of the notice described in this subsection 10(a) equals or exceeds 16,500 shares (33,000 if the principal trading market for Common Stock is a NASDAQ or other over-the-counter market and such market includes, or "double counts," both buy and sell transactions with respect to the same shares in reporting volume) and the Company's Common Stock shall have had an average closing market price on the principal stock exchange on which it is listed (or, if not listed on any stock exchange, a last sale price on the NASDAQ National Market System, or if not listed or admitted to trading on such system, a closing bid price in the over-the-counter market) of not less than $5.50 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) on the same period of 30 consecutive trading days. All holders of record of shares of Series A Preferred Stock then outstanding will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory or special conversion of all such shares of Series A Preferred Stock pursuant to this Section 10.2. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the Company.

               (b) Effect of Mandatory Conversion. Upon the date filed for conversion in accordance with Section 10.2(a) hereof, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such mandatory conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such mandatory conversion occurred.

          19.3 Conversion Price.  Each share of Series A Preferred
Stock shall be convertible in accordance with Section 10.1 or 10.2 hereof into the number of shares of Common Stock that results from dividing the liquidation value for Series A Preferred Stock (including the stated liquidation preference and accrued but unpaid dividends) by the conversion price for Series A Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series A Preferred Stock shall be the lesser of (a) $3.50 per share and (b) the average closing sales price for the twenty days immediately preceding the conversion of the Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

          19.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for Series A Preferred Stock. The Conversion Price for Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" means (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          19.5 Adjustment for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes any other distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 10 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

          19.6 Adjustment for Reclassification, Exchange and
Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 10), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The Company shall give each holder of Series A Preferred Stock at least 30 days prior written notice of any event requiring adjustment pursuant to this Section 10.6.

          19.7 Sale of Shares Below Conversion Price.

               (a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the provisions of this Section 10.7 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 10.4 hereof, a dividend or distribution as provided in Section 10.5 hereof or a recapitalization, reclassification or other change as provided in Section
10.6 hereof, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for Series A Preferred Stock in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price for Series A Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                    (1)  The numerator of which shall be the sum of
     (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold pursuant to the provisions of Section 10.7(c) hereof) by the Conversion Price for Series A Preferred Stock in effect immediately prior to such issue or sale; and

                    (2)  The denominator of which shall be the sum of
     (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold pursuant to the provisions of Section 10.7(c) hereof).

               (b) Certain Definitions. For the purpose of making any adjustment required under this Section 10.7:

                    (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company and whether or not restricted at the time of issuance or sale (or deemed issuance or sale), other than (A) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock and (B) Excluded Securities.

                    (2) The "Aggregate Consideration Received" by the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and
     (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (3) "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of
     (A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Series A Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of vested Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such vested Rights or Options that are vested Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                    (4) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock, other than Excluded Securities.

                    (5) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Section 10.7, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this Section 10.7, for the issue of such Additional Shares of Common Stock.

                    (6)  "Excluded Securities" shall mean,
     collectively (i) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock (including additional shares of Series B Preferred Stock that may have been heretofore issued or may be issued after the date hereof as a stock dividend in the Series B Preferred Stock) and (ii) the Common Stock issuable by the Company upon exercise of stock options to acquire shares of Common Stock that have been granted by the Company prior to the Original Issue Date.

                    (7) "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities, other than Excluded Securities.

               (c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of the Series A Preferred Stock required under this Section 10.7, if the Company issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Company shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                    (a) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (b)  if the minimum amount of consideration
     payable to the Company upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (c)  if the minimum amount of consideration
     payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Company upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of any such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

          19.8 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for Series A Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Company's books.

          19.9 Fractional Shares.  No fractional shares of Common
Stock shall be issued upon any conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board of Directors as of the date of conversion.

          19.10 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          19.11     Notices.  Any notice required by the provisions of this
Section 10 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

          19.12 No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     20.  Redemption of the Series A Preferred Stock.

          (a) Optional Redemption; Notice. If, on June 30, 2001, any shares of Series A Preferred Stock shall be then outstanding, the Company may redeem (unless otherwise prevented by law) all (but not less than all) such outstanding shares at any amount per share equal to $100.00 plus an amount equal to accrued but unpaid dividends, if any, to the date of redemption of such share (the "Redemption Price"). 60 days' prior notice by the Company of such redemption shall be sent by first-class certified mail, postage prepaid and return receipt requested, by the Company to the holders of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company.

          (b) Deposit. On or prior to the date of redemption contained in a notice pursuant to Section 11(a) hereof (the "Redemption Date"), the Company shall deposit the Redemption Price of all shares of Series A Preferred Stock with a bank or trust corporation having aggregate capital and surplus in excess of $100,000 as a trust fund for the benefit of the respective holders of Series A Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holder on or after the Redemption Date upon receipt of his share certificate or notification from the Company that such holder has surrendered his share certificate to the Company. As of the Redemption Date, the deposit shall constitute full payment of the Redemption Price to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Company pursuant to this Section 11(b) for the redemption of the shares thereafter converted into shares of the Company's Common Stock pursuant to Section 10 hereof prior to Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any moneys deposited by the Company pursuant to this Section 11(b) remaining unclaimed at the expiration of six
(6) months following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors. The Company will be responsible for costs and expenses to be incurred in connection with such deposit arrangement, such amounts to be offset by any interest earned on the deposit, with any excess interest to be payable to the Company.

          (c) Repurchase Prohibited. The Company will not, and will not permit any affiliate (as defined in the Securities Exchange Act of 1934, as amended) of the Company to, purchase or acquire any shares of Series A Preferred Stock otherwise than pursuant to (i) the terms of this
Section 11, or (ii) an offer made on the same terms to all holders of Series A Preferred Stock at the time outstanding.

          (d) Right to Convert Unaffected. Anything contained in this Section 11 to the contrary notwithstanding, the holders of shares of Series A Preferred Stock to be redeemed in accordance with this Section 11 shall have the right, exercisable at any time up to the close of business on the applicable redemption date (unless the Company is legally prohibited from redeeming such shares on such date, in which event such right shall be exercisable until the removal of such legal disability), to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 10 hereof.

     21.  General Provisions.

          (a) The term "Person" as used herein means any corporation, partnership, trust, organization, association, or other entity or individual.

          (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a subsidiary.

          (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     THIRD:    The foregoing resolutions were duly adopted as of
December 1, 1997 by all necessary action on the part of the Company.

Dated:  December 12, 1997               INTEGRATED ORTHOPAEDICS, INC.


                              By:
                                   Jeff R. Casey,
                                   Senior Vice President

                                EXHIBIT I

                     FIRST AMENDED AND RESTATED BYLAWS
                                    OF
                       INTEGRATED ORTHOPAEDICS, INC.

                           (a Texas corporation)

ARTICLE XXII.  NAMES AND OFFICES

     1.01 Name.  The name of the Corporation shall be Integrated
Orthopaedics, Inc.

     1.02 Principal Office.  The principal office shall be 5858
Westheimer, Suite 500, Houston, Texas 77057.

     1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Texas, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE XXIII. SHAREHOLDERS' MEETINGS

     2.01 Place of Meetings. All meetings of the shareholders for the election of Directors shall be held at such time and place, within or without the State of Texas, as shall be stated in the Notice of the Meeting or in a duly executed Waiver of Notice thereof.

     2.02 Annual Meeting. An Annual Meeting of the shareholders shall be held at such place, within or without the State of Texas, on such date and at such time as the Board of Directors shall fix each year as set forth in the notice of meeting for the purpose of electing Directors and for the transaction of any and all such other business as may be properly brought before or submitted to the meeting.

     2.03 Special Meetings. Special Meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of fifty percent (50%) of all the shares entitled to vote at the meetings. Business transacted at a Special Meeting shall be confined to the objects stated in the Notice of the meeting.

     2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     2.05 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.06 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a vote of a greater number is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.07 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. At all elections of Directors, or any other case in which the inspectors may act, two inspectors of election may be appointed by the Chairman of the meeting; provided that, the failure to appoint inspectors of election shall not invalidate any action taken at any shareholders' meeting.

     2.08 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.09 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten
(10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     2.10 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of the State of Texas.

     2.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The signed consent, or a signed copy, shall be placed in the Minute Book.

     2.12 Order of Business at Meetings; Rules of Meeting. The order of business at Annual Meetings and, so far as practicable, at other meetings of shareholders, shall be as follows unless changed by the Board of Directors in its sole discretion and without notice requirements:

          (1)  Call to order;
          (2)  Proof of due notice of meeting;
          (3)  Determination of quorum and examination of proxies;
          (4)  Announcement of availability of voting list (see Bylaw
               2.08);
          (5)  Announcement of distribution of annual statement (see
               Bylaw 7.03);
          (6) Reading and disposing of minutes of last meeting of shareholders;
          (7)  Reports of officers and committees;
          (8)  Appointment of voting inspectors;
          (9)  Election of Directors;
          (10) Report of voting inspectors;
          (11) Unfinished business;
          (12) New business; and
          (13) Adjournment.

The rules that shall govern the meeting shall be those established by the Board of Directors.

ARTICLE XXIV.  DIRECTORS

     3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statue or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders.

     3.02 Number; Qualifications; Election; Term. The Board of Directors shall consist of at least two (2) Directors, none of whom need to be shareholders or residents of any particular state. The first Board of Directors shall consist of the number of Directors named in the Articles of Incorporation. Thereafter, the number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof; provided, however, that at all times during which shares of the Corporation's Series B Convertible, Non-Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred"), shall be outstanding, such number of Directors constituting the entire Board of Directors shall not be greater than eight without the prior affirmative vote (at a meeting duly called and held) or written consent of the holders of two-thirds of the outstanding shares of Series B Preferred. The Directors shall be elected at the Annual Meeting of the shareholders, except as provided in Bylaws 3.03 and 3.05. Each Director elected shall hold office until his successor shall be elected and shall qualify.

     3.03 Change in Number.  Subject to the restrictions set forth in
Section 3.02, the number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose.

     3.04 Removal. Any Director may be removed, with or without cause, at any Special or Annual Meeting of Shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the Directors then in office though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.06 Election of Directors. Directors shall be elected by majority vote.

     3.07 Chairman of the Board of Directors. The Board of Directors may elect a Chairman to preside at all meetings of the Board of Directors and the shareholders, and invest him with such powers and delegate to him such duties as the Board of Directors may from time to time designate. In the event no Chairman is elected, or the designated Chairman is unable to act, the President shall preside at meetings of the Board of Directors.

     3.08 Place of Meetings. Meetings of the Board of Directors, Regular or Special, may be held either within or without the State of Texas.

     3.09 First Meeting. The first meeting of each newly elected Board shall be held without further notice, immediately following the Annual Meeting of Shareholders, and at the same place, unless (by unanimous consent of the Directors then elected and serving) such time or place shall be changed.

     3.10 Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.11 Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on three (3) days' notice to each Director, either personally or by mail or by telegram. Special Meetings shall be called by the President or Secretary in like manner and on like notice by a majority of the Directors. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any Special Meeting need be specified in a Notice or Waiver of Notice.

     3.12 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.13 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of a special or standing committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     3.14 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The Minutes shall be placed in the Minute Book of the Corporation.

     3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as an unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the Minute Book.

     3.16 Interested Directors, Officers and Shareholders. No contract or other transaction between the Corporation and any of its Directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such Director, officer or shareholder at the meeting authorizing such meeting or authorization provided that (a) the material facts of the relationship or interest of each such Director, officer or shareholder are known or disclosed and (b) the contract of transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the shareholders.

ARTICLE XXV.   COMMITTEES

     4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.

     4.02 Number; Qualification; Term. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall designate one or more of its members as members of any committee and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as Director, (ii) his resignation as a committee member or as a Director, or (iii) his removal, as a committee member or as a Director.

     4.03 Authority. Each committee, to the extent expressly provided herein or in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors, including, without limitation, the authority to authorize a distribution and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the Board of Directors in reference to:

          (a) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the Board of Directors vested in it in accordance with
               Article 2.13 of the Texas Business Corporation Act;

          (b) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Texas Business Corporation Act;

          (c) approving a plan of merger or share exchange of the Corporation;

          (d) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

          (e)  recommending to the shareholders a voluntary disso-

               lution of the Corporation or a revocation thereof;

          (f) amending, altering, or repealing these Bylaws or adopting new Bylaws of the Corporation;

          (g)  filling vacancies in the Board of Directors;

          (h) filling vacancies in, or designating alternate members of, any committee;

          (i) filling any directorship to be filled by reason of an increase in the number of Directors;

          (j) electing or removing officers of the Corporation or members or alternate members of any committee;

          (k) fixing the compensation of any member or alternate member of any committee; or

          (l) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be amendable or repealable.

     4.04 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.05 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any Special Meeting shall cause Notice of such Special Meeting, including therein the time and place of such Special Meeting, to be given to each committee member at least two days before such Special Meeting. Neither the business to be transacted at, nor the purpose of, any Special Meeting of any committee need be specified in the Notice or Waiver of Notice of any Special Meeting.

     4.06 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

     4.07 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the Minute Book of the Corporation.

     4.08 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.09 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any Director of any responsibility imposed upon it or such Director by law.

     4.10 Acquisition and Budget Committee. Notwithstanding any other provision hereof, without the affirmative recommendation of a majority of the members of the acquisition and budget committee of the Board of Directors, the Board of Directors shall not (a) authorize or approve, and shall not permit any officer, employee or representative of the Corporation to cause, the Corporation or any subsidiary of the Corporation, directly or indirectly, to acquire all or a substantial portion of the assets, properties or capital stock of, or otherwise combine with, any individual, corporation, partnership, association, trust or other entity or (b) authorize or approve a budget for the Corporation.

ARTICLE XXVI.  NOTICE

     5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the Director or shareholder at the address appearing on the books of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

     5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a shareholder or Director, a Waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XXVII. OFFICERS AND AGENTS

     6.01 Number; Qualification; Election; Term.

          (a)  The Corporation shall have:

               (1) A President, a Vice President, a Secretary, and a Treasurer, and

               (2)  Such other officers (including an Executive
Chairman of the Board, a Nonexecutive Chairman of the Board, a Chief Executive Officer and additional Vice Presidents) and assistant officers and agents as the Board of Directors may think necessary; provided, that, prior to April 1, 1999, the Executive Chairman of the Board and the Chief Executive Officer of the Corporation must be elected by at least three-fourths of the entire Board of Directors.

          (b) No officer or agent need be a shareholder, a Director, or a resident of Texas.

          (c) Officers named in Section 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Section 5.01(a)(2) may be elected by the Board at any meeting.

          (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next Annual Meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

          (e)  Any two or more offices may be held by the same person.

     6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.
Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filed by the Board of Directors.

     6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     6.05 Compensation.

          (a) The compensation of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that all salary voted must be no more than reasonable compensation for services rendered or to be rendered to the Corporation.

          (b) Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expenses by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.
It shall be the duty of the Directors, as a Board, to enforce payment of such amount disallowed.

     6.06 Executive Chairman of the Board. The Executive Chairman of the Board shall have such powers and duties as may be prescribed by the Board of Directors.

     6.07 Chief Executive Officer. Unless otherwise provided by resolution of at least three-fourths of the entire Board of Directors, the Executive Chairman of the Board shall serve as Chief Executive Officer of the Corporation and shall have such powers and duties as may be prescribed by the Board of Directors.

     6.08 President. The President shall be the Chief Operating Officer of the Corporation and shall perform such duties and have such authority and powers as the Board of Directors and the Chief Executive Officer, if any, may from time to time prescribe.

     6.09 Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board or President, perform the duties and have the authority and exercise the powers of the Chairman of the Board or President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or President may from time to time delegate.

     6.10 Secretary.

          (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the Minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required.

          (b) He shall give, or cause to be given, notice of all meetings of the shareholders and Special Meetings of the Board of Directors

          (c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the name to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

          (d) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.11 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority to exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.12 Treasurer.

          (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors.

          (b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the Regular Meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          (c) If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property at whatever kind in his possession or under his control belonging to the Corporation.

          (d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.13 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority to exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

ARTICLE XXVIII.     CERTIFICATES AND SHAREHOLDERS

     7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such officer may be a facsimile.

     7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     7.03 Payment for Shares.

          (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

          (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

          (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

     7.04 Subscriptions. Unless otherwise provided, subscription of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

     7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

          (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     7.07 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

          (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney;

          (b) Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, or reasonable assurance is given that such endorsements are effective;

          (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

          (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

     7.08 Registered Owner. Prior to due presentation for registration for transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

ARTICLE XXIX.  GENERAL PROVISIONS

     8.01 Dividends and Reserves.

          (a) Declaration and Payment. Subject to provisions of applicable statutes and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or Special Meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

          (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty
(60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

          (c) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

     8.02 Books and Records. The Corporation shall keep correct and complete books of account and shall keep Minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or register, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     8.03 Annual Statement. At the request of any holder of record of any shares, the Corporation shall mail to each shareholder within a reasonable time an annual statement for its last fiscal year showing in reasonable detail its assets and liabilities, and the results of its operations. The Corporation shall also mail to each shareholder its most recent interim statement if such statement has been filed for public record.

     8.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     8.06 Seal. The Corporate seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it.

     8.07 Indemnification of Officers and Directors. Each Director or officer, whether or not then in office, subject always to the provisions of the laws of the State of Texas and the Articles of Incorporation, shall be indemnified by the Corporation against all costs and expenses (including counsel fees) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding which he may be for any reason involved by reason of his being or having been a director or officer of the Corporation, such expense to include the costs of any settlement which has been approved by the Board of Directors (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. Such indemnification shall be to the full extent as provided for in Article 2.02-1, as it presently exists and as it is amended.

     8.08 Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.09 Limitation of Liability. Each Director shall be availed of the provisions of any limitation of director liability as provided for in the Articles of Incorporation.

     8.10 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     8.11 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances

     8.12 Nonexecutive Chairman of the Board. The Board of Directors may appoint a Nonexecutive Chairman of the Board. The Nonexecutive Chairman of the Board shall not be an officer of the Corporation and shall have no power or authority to manage the business or affairs of the Corporation (or otherwise bind the Corporation in any manner). The Nonexecutive Chairman of the Board may, but need not be, a Director of the Corporation and shall serve such roles as may be prescribed by the Board of Directors.

     8.13 Amendment of Bylaws. Subject to any limitations imposed by the Articles of Incorporation (or any Certificate of Designation filed in connection therewith), these Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

     8.14 Conflicts. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the Articles of Incorporation (including any Certificate of Designation thereto), such provisions of the Texas Business Corporation Act or the Articles of Incorporation, as the case may be, will be controlling.

     8.15 Persons and Numbers. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

     8.16 Construction and Interpretation. The place of these Bylaws, their status and their forum shall be at all times in the State of Texas; and these Bylaws shall be governed by the laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any Court of competent jurisdiction shall adjudge any portion of these Bylaws to be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these Bylaws shall be considered valid and operative; and

          (b) Effect shall be given to the intent manifested by the portion of these Bylaws held invalid or inoperative.

     8.17 Table of Contents; Headings. The Table of Contents and headings are for organization, convenience, and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

          I HEREBY CERTIFY that the foregoing is a true, complete and correct copy of the Bylaws of Integrated Orthopaedics, Inc., a Texas corporation, as in effect on the date hereof.

          IN WITNESS WHEREOF, I hereunder set my hand and affix the seal of the Corporation, this the ___ day of December, 1997.

                              INTEGRATED ORTHOPAEDICS, INC.


                              By
                                   JEFFERSON R. CASEY, Secretary

                   FIRST AMENDED AND RESTATED BYLAWS OF

                       INTEGRATED ORTHOPAEDICS, INC.

                             TABLE OF CONTENTS



ARTICLE I.     NAMES AND OFFICES . . . . . . . . . . . . . . . . . . . .  1
     1.01 Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02 Principal Office . . . . . . . . . . . . . . . . . . . . . . .  1
     1.03 Other Offices. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.    SHAREHOLDERS' MEETINGS. . . . . . . . . . . . . . . . . .  1
     2.01 Place of Meetings. . . . . . . . . . . . . . . . . . . . . . .  1
     2.02 Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.03 Special Meetings . . . . . . . . . . . . . . . . . . . . . . .  1
     2.04 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.05 Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.06 Majority Vote; Withdrawal of Quorum. . . . . . . . . . . . . .  2
     2.07 Method of Voting . . . . . . . . . . . . . . . . . . . . . . .  2
     2.08 Voting List. . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.09 Record Date; Closing Transfer Books. . . . . . . . . . . . . .  3
     2.10 Registered Shareholders. . . . . . . . . . . . . . . . . . . .  3
     2.11 Action Without Meeting . . . . . . . . . . . . . . . . . . . .  3
     2.12 Order of Business at Meetings; Rules of Meeting. . . . . . . .  3

ARTICLE III.   DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.01 Management . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.02 Number; Qualifications; Election; Term . . . . . . . . . . . .  4
     3.03 Change in Number . . . . . . . . . . . . . . . . . . . . . . .  5
     3.04 Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.05 Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.06 Election of Directors. . . . . . . . . . . . . . . . . . . . .  5
     3.07 Chairman of the Board of Directors . . . . . . . . . . . . . .  5
     3.08 Place of Meetings. . . . . . . . . . . . . . . . . . . . . . .  5
     3.09 First Meeting. . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.10 Regular Meetings . . . . . . . . . . . . . . . . . . . . . . .  5
     3.11 Special Meetings . . . . . . . . . . . . . . . . . . . . . . .  6
     3.12 Quorum; Majority Vote. . . . . . . . . . . . . . . . . . . . .  6
     3.13 Compensation . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.14 Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     3.15 Action Without Meeting . . . . . . . . . . . . . . . . . . . .  6
     3.16 Interested Directors, Officers and Shareholders. . . . . . . .  6

ARTICLE IV.    COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . .  7
     4.01 Designation. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.02 Number; Qualification; Term. . . . . . . . . . . . . . . . . .  7
     4.03 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.04 Regular Meetings . . . . . . . . . . . . . . . . . . . . . . .  8
     4.05 Special Meetings . . . . . . . . . . . . . . . . . . . . . . .  8
     4.06 Quorum; Majority Vote. . . . . . . . . . . . . . . . . . . . .  9
     4.07 Minutes. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.08 Compensation . . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.09 Responsibility . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.10 Acquisition and Budget Committee . . . . . . . . . . . . . . .  9

ARTICLE V.     NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     5.01 Method . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     5.02 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VI.    OFFICERS AND AGENTS . . . . . . . . . . . . . . . . . . . 10
     6.01 Number; Qualification; Election; Term. . . . . . . . . . . . . 10
     6.02 Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.03 Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.04 Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.05 Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.06 Executive Chairman of the Board. . . . . . . . . . . . . . . . 11
     6.07 Chief Executive Officer. . . . . . . . . . . . . . . . . . . . 11
     6.08 President. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.09 Vice President . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.10 Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.11 Assistant Secretary. . . . . . . . . . . . . . . . . . . . . . 12
     6.12 Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.13 Assistant Treasurer. . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VII.   CERTIFICATES AND SHAREHOLDERS . . . . . . . . . . . . . . 13
     7.01 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.02 Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     7.03 Payment for Shares . . . . . . . . . . . . . . . . . . . . . . 14
     7.04 Subscriptions. . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.05 Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.06 Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . 14
     7.07 Registration of Transfer . . . . . . . . . . . . . . . . . . . 15
     7.08 Registered Owner . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VIII.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 16
     8.01 Dividends and Reserves . . . . . . . . . . . . . . . . . . . . 16
     8.02 Books and Records. . . . . . . . . . . . . . . . . . . . . . . 16
     8.03 Annual Statement . . . . . . . . . . . . . . . . . . . . . . . 16
     8.04 Checks and Notes . . . . . . . . . . . . . . . . . . . . . . . 17
     8.05 Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.06 Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.07 Indemnification of Officers and Directors. . . . . . . . . . . 17
     8.08 Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.09 Limitation of Liability. . . . . . . . . . . . . . . . . . . . 17
     8.10 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.11 Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     8.12 Nonexecutive Chairman of the Board . . . . . . . . . . . . . . 18
     8.14 Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.15 Persons and Numbers. . . . . . . . . . . . . . . . . . . . . . 18
     8.16 Construction and Interpretation. . . . . . . . . . . . . . . . 18
     8.17 Table of Contents; Headings. . . . . . . . . . . . . . . . . . 18